Exhibti 10.68
MERRILL LYNCH CREDIT CORPORATION
Owner
and
CENDANT MORTGAGE CORPORATION
Company

PORTFOLIO SERVICING AGREEMENT
Dated as of January 28, 2000

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBITS

A.	Form of Report Concerning Defaulted Mortgage Loans and REO Properties
B.	Owner’s Fiscal Month Ends through December 2000
C.	Mortgage Loan Schedule
D.	Operations Guide
E.	Execution Date Pricing Matrix
F.	Form of Limited Power of Attorney
G.	Reports to be Submitted Pursuant to Section 6.03
H-l	Custodial Funds Account Certification
H-2	Escrow Account Certification

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     This PORTFOLIO SERVICING AGREEMENT (the “Agreement”), dated and effective as of January 28, 2000, between Merrill Lynch Credit Corporation, as owner (the “Owner”), and Cendant Mortgage Corporation, as servicer (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Owner is in the business of originating, acquiring and servicing residential first lien mortgage loans;
     WHEREAS, the Company is in the business of originating, servicing and subservicing residential first lien mortgage loans;
     WHEREAS, the Owner and the Company have executed a Servicing Rights Purchase and Sale Agreement dated as of the date hereof, pursuant to which the Company has agreed to purchase servicing rights from the Owner with respect to certain residential first lien mortgage loans from time to time;
     WHEREAS, the Owner and the Company have executed a Loan Subservicing Agreement dated as of the date hereof, pursuant to which the Company has agreed to subservice on behalf of the Owner certain residential first lien mortgage loans, for which Owner is the servicer;
     WHEREAS, the Owner and the Company have executed or will execute a Securitized Loan Primary Servicing Agreement dated as of the date hereof, pursuant to which the Company has agreed to subservice on behalf of the Owner certain securitized residential first lien mortgage loans, for which Owner is the master servicer;
     WHEREAS, the Owner owns certain other residential first lien mortgage loans and will be originating residential first lien mortgage loans and the parties hereto desire the Company to service such mortgage loans for the Owner and continue to service such mortgage loans that the Owner subsequently sells to FNMA, institutional investors or into securitizations;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Owner and the Company agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01. Incorporation of Recitals: Defined Terms.
     The foregoing recitals are hereby incorporated herein by reference. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:
     Additional Collateral means (i) with respect to any Mortgage 100sm Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement.
     Additional Collateral Agreement means a Mortgage 100sm Pledge Agreement, Parent Power® Guaranty and Security Agreement for Securities Account and Parent Power® Guaranty Agreement for Real Estate.
     Additional Collateral Mortgage Loan means each Mortgage Loan that is either a Mortgage 100sm Loan or Parent® Power Mortgage Loan as to which the Additional Collateral is still required to be provided.
     Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person (Capitalized terms derived from the word Affiliate (e.g., “Affiliated”) shall have corresponding meanings.) For the purposes of this definition, “control,” “controlled by,” and “under common control with” means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.
     Agreement means this Portfolio Servicing Agreement and all exhibits hereto, all of which are incorporated herein by this reference, as the same may from time to time be amended or supplemented by one or more instruments executed by all parties hereto.
     Ancillary Fees means, with respect to any Mortgage Loan; (i) all late charges, (ii) all fees payable pursuant to Cendant’s “Speed Pay” program, (iii) all returned-item charges (e.g. NSF charges) and (iv) modification conversion fees.
     Applicable Requirements means and includes, as of the time of reference, with respect to the Mortgage Loans, all of the following: (a) all contractual obligations of Owner (and any Originator and/or Prior Servicer) or Company contained in this Agreement, the other Transaction Agreements, the Mortgage Loan Documents, the applicable guides or any agreement with any Insurer, for which obligations Owner (and any Originator and/or Prior Servicer) or Company is responsible or at any time was responsible; (b) all applicable federal, state, and local legal and regulatory requirements (including laws, statutes, rules, regulations, and ordinances) binding upon Owner (and any Originator and/or Prior Servicer) or Company; (c) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction, including, but not limited to, those of any Insurer; (d) all other applicable judicial and administrative judgments, orders, stipulations. awards, writs, and injunctions; (e) with respect to Company’s obligations, the provisions of the Operations Guide; and (f) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loan the jurisdiction in which the related Mortgaged Properties are located.
     Appraised Value, means, with respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the Originator at the time of origination of the Mortgage Loan, and (ii) if applicable, the sales price of the Mortgaged Property at such time of origination.
     Arbitrator means, with respect to any arbitrator selected by a party to this Agreement. an arbitrator that is Independent of such party and has expertise in the valuation of mortgage loan servicing rights.
     ARM Loan means a Mortgage Loan with a Mortgage Rate that is adjustable pursuant to the terms of the related Mortgage Note.
     Assignment means, with respect to a Mortgage Loan, a written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage Instrument identified therein from the transferor to the transferee named therein.
     Base Servicing Fee Rate means with respect to any Mortgage Loan, the fee payable monthly to the Company pursuant to Section 7.01 at the rate per annum set forth in the Pricing Matrix.
     BSA means the regulations set forth in 31 C.F.R. Part 103, promulgated under the Bank Secrecy Act, 12 U.S.C. §1829b, 12 U.S.C. § 1951-1959 and 31 U.S.C. § 5311-5330, and similar requirements under state laws and regulations.
     BSA Policies and Procedures shall have the meaning given in Article XIV hereof.
     Business Day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the States of New Jersey, Florida or New York are required or authorized by law or by executive order to be closed or (iii) a day on which Owner or the Company is not actually open for business.
     Cendant means Cendant Mortgage Corporation and its successors in interest.
     Cendant Mortgage Loan means a Mortgage Loan originated by the Company pursuant to the Origination Agreement.
     Company means Cendant or any successor under this Agreement appointed as herein provided.
     Company Indemnified Parties shall have the meaning given in Section 12.01 hereof.

     Complex Defaulted Mortgage Loan shall have the meaning given in Section 2.03(b) hereof.
     Condemnation Proceeds means all awards or settlements in respect of a taking of a partial or an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.
     Custodial Funds Account means the separate trust account or accounts created and maintained pursuant to the FNMA Servicing Guide and which shall be entitled “Cendant Mortgage Corporation, in trust for Merrill Lynch Credit Corporation, Investor Number ___” or such other title as is requested by the Owner.
     Defaulted Mortgage Loan means any Mortgage Loan (i) as to which a Monthly Payment is three (3) months or more past due or (ii) for which the Mortgagor has filed for bankruptcy or (iii) for which foreclosure proceedings have been commenced or are underway.
     Due Date means the first day of the month, which is the day each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
     EDP means the electronic data processing system used by Owner and the Company, which are licensees of ALLTEL Information Services, Inc.
     Equity Access® Agreement means the revolving line of credit agreement entered into between MLCC and the guarantor under any Parent Power® Guaranty Agreement for Real Estate pursuant to which a line of credit may be drawn upon by MLCC to fund the payment by such guarantor of a loss specified in such Parent Power® Guaranty Agreement for Real Estate.
     Equity Access® Mortgage means the mortgage, deed of trust or other security instrument (including all amendments and supplements thereto) made by the guarantor under any Parent Power® Guaranty Agreement for Real Estate to secure its obligations thereunder and under the related Equity Access® Agreement.
     Escrow Account means the separate trust account or accounts created and maintained pursuant to the FNMA Servicing Guide which shall be entitled “Cendant Mortgage Corporation, in trust for Merrill Lynch Credit Corporation and various mortgagors, Investor Number ___,” or such other title as is requested by Owner.
     Excess Servicing means that portion of the interest rate on a Mortgage Loan (other than the contractual Servicing Fee under a servicing agreement with a Subsequent Purchaser) payable to the Owner as excess servicing compensation.
     Execution Date Pricing Matrix means the pricing matrix attached hereto as Exhibit E.
     Fair Market Value means the average of the fair market values as determined by two Arbitrators, one selected by the Owner and one selected by the Company, which Arbitrators shall use commercially reasonable methods to determine the appropriate pricing for the Servicing

Rights related to such Mortgage Loans, The Owner and the Company will exchange appropriate documentation supporting the opinions of their respective Arbitrators.
     Federal Funds Rate means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) that is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the “Federal Funds Effective Rate” at the date of this Agreement.
     FDIC means the Federal Deposit Insurance Corporation or any successor thereto.
     FHA means the Federal Housing Administration or any successor thereto.
     FHLMC means the Federal Home Loan Mortgage Corporation or any successor thereto.
     Final Purchase Price Adjustment means with respect to a Mortgage Loan, the product of (i) the outstanding principal balance as of a particular date and (ii) the corresponding applicable percentage(s) set forth on the Pricing Matrix relating to the Final Servicing Fee Rate, loan size, escrow characteristics, remittance style, and Maximum Interest Rate, less the amount previously paid pursuant to the Purchase and Sale Agreement for the Servicing Rights relating to such Mortgage Loan.
     Final Servicing Fee Rate means, with respect to any Mortgage Loan that is the subject of a Transfer, the portion of the Gross Yield Differential payable to the Company pursuant to Section 7.02, as determined by the Owner. Such rate shall be expressed on a per annum basis and be payable monthly.
     Fiscal Month End means, with respect to any calendar month, the date the Owner considers to be the last day of the related fiscal month for accounting purposes. The Owner’s Fiscal Month Ends through December 2000 are detailed in Exhibit B. No later than December 1st of every year that this Agreement is in effect, the Owner shall provide the Company an updated list of the Owner’s Fiscal Month Ends through December of the following year, such list to be substantially in the form of Exhibit B.
     Fiscal Month Remittance means, with respect to any calendar month, the remittance made to the Owner, pursuant to Section 6.02(b), of collections of principal and interest received by the Company on the Warehouse Mortgage Loans and Special Warehouse Mortgage Loans from the [* * *] day of such calendar month up to and including the related Fiscal Month End.
     Fiscal Month Remittance Date means with respect to each Fiscal Month Remittance, the date on which the related remittance of collections of principal and interest on the Warehouse Mortgage Loans and Special Warehouse Mortgage Loans is made to the Owner, which shall be within [* * *] after the related Fiscal Month End.
     FNMA means the Federal National Mortgage Association or any successor thereto.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     FNMA Loan means any Mortgage Loan guaranteed by and/or serviced for or on behalf of FNMA, as investor.
     FNMA Servicing Guide means the FNMA Servicing Guide, as amended from time to time.
     GNMA means the Government National Mortgage Association or any successor thereto.
     Gross Yield Differential means, with respect to any Mortgage Loan that is the subject of a Transfer, the difference between the Mortgage Rate and the rate to be remitted to a Subsequent Purchaser.
     HUD means the Department of Housing and Urban Development.
     Indemnified Party shall have the meaning given in Section 12.03(b) hereof.
     Indemnifying Party shall have the meaning given in Section 12.03(b) hereof.
     Independent means, with respect to the Owner or the Company, that such Person does not have any material direct financial interest in or any material indirect financial interest in the Owner or the Company and has no connection with the Owner or the Company or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     Insurance Proceeds means the proceeds of any mortgage insurance policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures the Company is required to follow in servicing mortgage loans pursuant to this Agreement.
     Insurer means an entity that insures or guarantees all or part of the risk of loss on a Mortgage Loan, including but not limited to, any private mortgage insurance provider, standard hazard insurance provider, flood insurance provider, earthquake insurance provider or title insurance provider.
     Interim Remittance means, with respect to any specified calendar month, the remittance made to the Owner, pursuant to Section 6.02(a), of collections of principal and interest received by the Company on the Warehouse Mortgage Loans and Special Warehouse Mortgage Loans from the day after the Fiscal Month End of the preceding calendar month up to and including the [* * *] day of the specified calendar month.
     Interim Remittance Date means with respect to each Interim Remittance, the date on which the related remittance of collections of principal and interest on the Warehouse Mortgage Loans and Special Warehouse Mortgage Loans is made to the Owner, which shall be within [* * *] after the [* * *] day of the related calendar month.
     Knowledge means that whenever any representation, warranty or other statement contained in this Agreement is qualified by reference to “Owner’s or the Company’s

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

knowledge” or “to the best of Owner’s or the Company’s knowledge,” that qualified reference shall be deemed to include knowledge of facts or conditions of which Owner or the Company either is actually aware of or should have been aware under the circumstances in the discharging of Owner’s or the Company’s servicing duties. All matters of public record that, at the time of origination of any Mortgage loan originated by Owner, appeared in the related title insurance policy/commitment shall be deemed to be known by Owner, and all matters contained or disclosed in any Mortgage Loan Documents shall be deemed to be known by Owner or the Company.
     Liquidation Proceeds means amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Company (or the Owner in connection with a Complex Defaulted Mortgage Loan) in connection with the liquidation of a Defaulted Mortgage Loan through foreclosure sale or other disposition (including, but not limited to, amounts received from MLCC with respect to a Parent Power® Agreement or a Mortgage 100sm Pledge Agreement), other than amounts received following the acquisition of an REO Property.
     Loan Information means, with respect to any Mortgage Loan, the servicing, loan level and other information described in Exhibit 3 to the Operations Guide.
     Loan-to-Value Ratio means, with respect to any Mortgage Loan, as of any date on which a determination thereof is made, the ratio on such date of the outstanding principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property.
     Loss means, in respect of any indemnification arising under this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys’ fees of the Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys’ fees incurred by the Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal, and (b) interest at the Federal Funds Rate on any amount for which the Indemnified Party is entitled to be indemnified from the date the Indemnified Party notifies the Indemnifying Party of the expenditure or such amounts until such amounts are paid by the Indemnifying Party; provided, however, that in no event shall a “Loss” include a claim for consequential damages, indirect damages or lost profits except when the Loss results from fraud or willful misconduct of the Indemnifying Party.
     Maximum Interest Rate means, with respect to any FNMA Loan that is not a Cendant Mortgage Loan, the average of the FNMA posted net 60-day commitment rate for 30 year mortgages plus [* * *] for the [* * *] preceding a Transfer. With respect to all other Mortgage Loans that are not Cendant Mortgage Loans, the average of the FNMA posted net 60-day commitment rate for 30 year mortgages plus [* * *] for the [* * *] preceding a Transfer.
     MLCC means Merrill Lynch Credit Corporation and its successors in interest.
     Monthly Advance means the aggregate of the advances made by the Company on any Portfolio Remittance Date pursuant to Section 6.03.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Monthly Payment means the scheduled monthly payment of principal and/or interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note on every Due Date.
     Mortgage 100sm Loan means a Mortgage Loan secured by Additional Collateral in the form of a security interest in the securities and other assets held in a Trading Account and having a value, as of the date of origination of such Mortgage Loan, at least equal to the related Original Additional Collateral Requirement.
     Mortgage 100sm Pledge Agreement means, with respect to each Mortgage 100sm Loan, the Mortgage 100sm Pledge Agreement for Securities Account between the related Mortgagor and MLCC pursuant to which such Mortgagor granted a security interest in the securities and other assets held in the Trading Account.
     Mortgage Instrument means any deed of trust, security deed, mortgage, land contracts, or any other instrument that constitutes a first lien on real estate (or, in the case of a co-op loan, the applicable security agreement and financing statements) securing payment by a Mortgagor of a Mortgage Note.
     Mortgage Loan means the first lien residential mortgage loans identified on the Mortgage Loan Schedule, which Mortgage Loan Schedule may be amended from time to time as Owner originates new mortgage loans that are the subject of this Agreement.
     Mortgage Loan Documents, means the Mortgage Instruments, Mortgage Notes and Assignments, and such other documents required to originate and service a Mortgage Loan.
     Mortgage Loan Remittance Rate means, with respect to each Mortgage Loan, the related Mortgage Rate minus the related Servicing Fee Rate.
     Mortgage Loan Schedule means the schedule of Mortgage Loans serviced pursuant to this Agreement, which has been delivered to Owner, containing the information set forth in Exhibit C attached hereto, which Mortgage Loan Schedule may be amended from time to time as Owner originates new mortgage loans subject to this Agreement.
     Mortgage Note means the mortgage note, deed of trust note, security deed note, or other form of promissory note executed by a Mortgagor and secured by a Mortgage Instrument evidencing the indebtedness of the Mortgagor under a Mortgage Loan.
     Mortgage Rate means the per annum interest rate payable by the Mortgagor on a Mortgage Loan according to the terms of the Mortgage Note.
     Mortgaged Property means any one- to four-family residence (at the time of the origination of the applicable Mortgage Loan) that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon and all accessions thereto, and including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all alterations, additions and replacements thereto. The term “Mortgaged Property” shall include, to the extent the context shall permit or require, a dwelling unit in a residential cooperative housing corporation.

     Mortgagor means any and all -obligors under a Mortgage Note and/or Mortgage Instrument.
     Operations Guide means the Operations Guide attached hereto as Exhibit D, as the same shall be amended from time to time by Owner.
     Original Additional Collateral Requirement means, with respect to any Additional Collateral Mortgage Loan, generally [* * *] of the original principal balance of such Mortgage Loan or such other [* * *] as is specified by MLCC in connection with the origination of such Additional Collateral Mortgage Loan.
     Origination Agreement means the Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997 between Owner and PHH Mortgage Services Corporation.
     Originator means, with respect to any Mortgage Loan, the person(s), entity or entities that (a) took the relevant Mortgagor’s loan application; (b) processed the relevant Mortgagor’s loan application; and/or (c) closed and/or funded such Mortgage Loan.
     Owner means MLCC or any successor under this Agreement appointed as herein provided.
     Owner Indemnified Parties shall have the meaning given in Section 12.02 hereof.
     Parent Power® Agreement means, with respect to each Parent Power® Mortgage Loan, a Parent Power® Guaranty and Security Agreement for Securities Account or a Parent Power® Guaranty Agreement for Real Estate.
     Parent Power® Guaranty Agreement for Real Estate means, with respect to a Parent Power® Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power® Mortgage Loan pursuant to which the guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan, authorizes MLCC to draw on the related Equity Access® Agreement to fund such guaranty and has secured such Equity Access® Agreement with a lien on residential real estate of the guarantor.
     Parent Power® Guaranty and Security Agreement for Securities Account means, with respect to a Parent Power® Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty.
     Parent Power® Mortgage Loan means a Mortgage Loan that at the time of origination has a Loan-to-Value Ratio generally in excess of MLCC’s maximum acceptable Loan-to-Value Ratio for such Mortgage Loan and that is guaranteed by a Parent Power® Agreement.
     Pass-Through Transfer means the sale or other transfer (which may include one or more related, intermediate transfers in a whole loan format to one or more Affiliates of the Owner) of some or all of the Mortgage Loans to a Subsequent Purchaser that is a trust or another

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

person as a part of a transaction (i) that involves (A) the sale of securities evidencing an interest in such Mortgage Loans or (B) the public issuance or private placement of securities evidencing an interest in such Mortgage Loans, which securities also may evidence an interest in other mortgage loans, may be issued through a REMIC and may, as a condition to their issuance, be rated “AA/Aa” or higher by the Rating Agencies and (ii) for which the Company or the Owner will act as the master servicer of the Mortgage Loans.
     Permission Agreement means the Permission Agreement dated as of the date hereof. between Owner and the Company.
     Person means an individual, corporation, limited Liability company, partnership, joint venture, trust, or unincorporated organization, or a federal, state, city, municipal, or foreign government, or an agency or political subdivision thereof.
     Pledge Agreement means any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.
     Portfolio Mortgage Loan means any Mortgage Loan that, as of any given date, the Owner does not intend to effect a Transfer of within [* * *]. All such Mortgage Loans shall be identified by the Owner in accordance with the terms of Section 7.03.
     Portfolio Remittance Date means the [* * *] day of any month or, if such [* * *] day is not a Business Day, the first Business Day immediately following such [* * *] day.
     Prepayment Interest Shortfall means, with respect to any Portfolio Remittance Date and any Portfolio Mortgage Loan or Special Portfolio Mortgage Loan that was the subject of a Principal Prepayment during the related Principal Prepayment Period, an amount, to be paid from the Company’s own funds and not reimbursable to the Company, equal to one month’s interest at the related Mortgage Loan Remittance Rate on the amount of such Principal Prepayment, less the amount of interest (adjusted to such Mortgage Loan Remittance Rate) paid by the Mortgagor in respect of such Principal Prepayment.
     Pricing Matrix means (i) on the date of this Agreement and each date thereafter (subject to clause (ii) of this sentence), the Execution Date Pricing Matrix and (ii) on and after the date on which any repricing in the Execution Date Pricing Matrix first becomes effective, the pricing matrix as then in effect.
     Principal Prepayment means any payment or other recovery of principal on a Mortgage Loan that (i) is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and (ii) is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
     Principal Prepayment Period means, as to any Portfolio Remittance Date, the calendar month preceding such Portfolio Remittance Date.
     Prior Servicer means any Person that was a servicer or subservicer of any Mortgage

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Loan before Owner became the servicer of the Mortgage Loan.
     Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of the date hereof, between the Owner, as seller, and the Company, as purchaser.
     Ratings Agency means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Investors Service, L.P. and Duff & Phelps Credit Rating Co. and, in connection with any Pass-Through Transfer, any other nationally recognized statistical rating organization from which the Owner or any of its Affiliates may seek a rating with respect to such Pass-Through Transfer.
     REMIC means a real estate mortgage investment conduit, as such term is defined by the Internal Revenue Code of 1986, as amended.
     REO Disposition means the final sale by the Company of any REO Property.
     REO Property means any Mortgaged Property owned in fee simple by Owner as a result of a foreclosure of a Mortgage Loan, or similar action.
     RESPA means the Real Estate Settlement Procedures Act, 12 U.S.C § 2601 et seq., and Regulation X, 24 C.F.R. § 3500.21, thereunder, as the foregoing may be amended from time to time.
     Securitized Loan Primary Servicing Agreement means the Securitized Loan Primary Servicing Agreement dated as of the date hereof, between Owner, as master servicer, and the Company, as primary servicer.
     Servicing Advance means the outstanding moneys that have been advanced by the Company from its funds in connection with its servicing of a Mortgage Loan (including, but not limited to, taxes, ground rents, assessments, insurance premiums, release fees, foreclosure and bankruptcy fees and expenses, and other expenses) (i) that have been made by the Company in accordance with the terms and provisions herein, (ii) that are recoverable through Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, or that are made at the direction of the Owner or to preserve its security interest in the related Mortgaged Properties and (iii) for which the Company has a right of reimbursement from Mortgagors, Insurers, the Owner and/or Subsequent Purchaser, or otherwise.
     Servicing Fee means with respect to any Mortgage Loan, the fee payable monthly to the Company pursuant to Section 7.01 or 7.02, as applicable.
     Servicing Fee Rate means with respect to each Mortgage Loan, the rate per annum set forth in the Pricing Matrix.
     Servicing Rights has the meaning set forth in the Purchase and Sale Agreement.
     Special Mortgage Loan means any Mortgage Loan designated as a Special Mortgage Loan by the Owner.

     Special Portfolio Mortgage Loan means any Special Mortgage Loan that, as of any given date, the Owner does not intend to effect a Transfer of within [* * *]. All such Special Portfolio Mortgage Loans shall be identified by the Owner in accordance with the terms of Section 7.03.
     Special Warehouse Mortgage Loan means any Special Mortgage Loan contemplated by the Owner to be available for sale to a Subsequent Purchaser or to be designated as a Special Portfolio Mortgage Loan at some future date. All Special Mortgage Loans shall be designated as Special Warehouse Mortgage Loans unless the Owner indicates otherwise, as provided in Section 7.03.
     Subsequent Purchaser means any Person that acquires an interest in a Mortgage Loan from the Owner.
     Subservicing Agreement means the Loan Subservicing Agreement dated as of the date hereof between Owner, as servicer, and the Company, as subservicer.
     Trading Account means, with respect to any Additional Collateral Mortgage Loan as to which a Pledge Agreement was made, the account in which the securities and other assets that are subject to such Pledge Agreement are held.
     Transaction Agreements means this Agreement, the Purchase and Sale Agreement, the Subservicing Agreement, the Permission Agreement and the Securitized Loan Primary Servicing Agreement.
     Transfer means a Pass-Through Transfer or a Whole Loan Transfer.
     Transfer Date means, with respect to any Mortgage Loan, the date on which the Company begins physically servicing the Mortgage Loan. The initial transfer date is anticipated to be April 3, 2000, but may be extended to such later date as to which the parties may agree.
     Warehouse Mortgage Loan means any Mortgage Loan contemplated by the Owner to be available for sale to a Subsequent Purchaser (other than Special Warehouse Mortgage Loans) or to be designated as a Portfolio Mortgage Loan at some future date. All Mortgage Loans other than Special Mortgage Loans shall be designated as Warehouse Mortgage Loans unless the Owner indicates otherwise, as provided in Section 7.03.
     Whole Loan Transfer means the sale or other transfer to a Subsequent Purchaser of some or all of the Mortgage Loans by the Owner in a whole loan format for which the Company will act as the servicer of the Mortgage Loans pursuant to a servicing agreement with substantially the same terms and conditions as this Agreement or another agreement mutually acceptable to the Owner and the Company.
  Section 1.02. General.
     The terms defined herein include the plural as well as the singular and the singular as well as the plural.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE II
COMPANY TO SERVICE MORTGAGE LOANS
Section 2.01. Company to Act as Servicer.
          (a) Commencing on the applicable Transfer Date, the Company shall service each Mortgage Loan in accordance with applicable law and the terms and conditions of (i) the related Mortgage Loan Documents, (ii) this Agreement, (iii) the Purchase and Sale Agreement, (iv) the Permission Agreement, (v) to the extent not inconsistent with the foregoing, the Operations Guide, and (vi) to the extent not inconsistent with the foregoing, the FNMA Servicing Guide. The Operations Guide may be amended from time to time by Owner with the Company’s prior written consent (which shall not be unreasonably withheld), without formal amendment of this Agreement. To the extent of a conflict between the Operations Guide and this Agreement, this Agreement shall control. The provisions of the Permission Agreement are hereby incorporated into this Agreement.
          (b) In the event the Company fails to service any ARM Loan consistent with the servicing standards set forth in Section 2.01(a) above, the Company shall notify the Owner within [* * *] and shall take all appropriate actions required to correct any such servicing deficiencies so that such loans are thereafter serviced in compliance with the terms and provisions of this Agreement. The Company shall be solely responsible for any costs and expenses required to effectuate such remediation, except to the extent that any such servicing deficiency was a continuation of a failure by Owner or any Prior Servicer to service an ARM Loan in accordance with the Applicable Requirements (other than the Company’s continuation of such previous servicing practices after the Company knew or should have known that such previous servicing practices violated the Applicable Requirements). In addition to the foregoing, the Company shall take such additional corrective action as may be directed by the Owner, the cost of which shall be the sole responsibility of the Owner.
          (c) The Company shall maintain an EDP containing all information and programming necessary to service the Mortgage Loans in accordance with Section 2.01(a) above. The Mortgage Loans shall be grouped on the Company’s EDP to reflect the Owner as the owner of the Mortgage Loans. In addition, each Mortgage Loan shall be designated on the Company’s EDP to reflect whether such Mortgage Loan is a Portfolio Mortgage Loan, Special Portfolio Mortgage Loan, Warehouse Mortgage Loan or Special Warehouse Mortgage Loan.
          (d) The Company may not waive, modify or vary any term of a Mortgage Note or Mortgage Instrument without the Owner’s prior written consent. Notwithstanding the foregoing, the Company may enter into a modification agreement, in the Owner’s name, modifying a Mortgage Note to reamortize the monthly payments of principal and interest upon (i) receipt of a prepayment equal to or greater than 20% of the then outstanding principal balance of the Mortgage Note and (ii) the request of the Mortgagor. Within [* * *] after the complete execution of such modification agreement, the Company shall provide the Owner with the original executed document. The Company shall comply with all applicable federal, state and local legal and regulatory requirements (including laws, statutes, rules, regulations and ordinances) in connection with the modification of the Mortgage Note.

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          (e) Notwithstanding anything herein to the contrary, the Company shall follow any reasonable directions given by the Owner with respect to the servicing of the Mortgage Loans.
          (f) With the exception of Ancillary Fees and any other charges expressly permitted by the Mortgage Note, Mortgage Instrument, and applicable law, the Company covenants and agrees that it will not, [* * *].
          (g) The Owner agrees to provide the Company on the first Transfer Date, and shall, as necessary, promptly furnish the Company such limited powers of attorney as are necessary and appropriate to assist the Company to carry out its servicing and administrative responsibilities under this Agreement. A form of such limited power of attorney is attached hereto as Exhibit F. The Owner shall appoint a limited number of assistant vice presidents (or more senior officers) of the Company, who are also “department heads” of the Company, as “Limited Authorized Signatories” of the Owner, as set forth in Owner’s corporate resolution.
          (h) The Company agrees that it shall supply Owner on a daily basis (i) the Loan Information for each Mortgagor and (ii) aggregate loan information on the Mortgage Loans, in accordance with the specific timing, transfer, and other requirements set forth in the Operations Guide, in the manner and in the time frame set forth therein.
          (i) In connection with its duties hereunder, in the event the Company requires an original of any document contained in a Mortgagor’s file to service a Mortgage Loan, it shall submit a written request to the Owner and the Owner shall provide the original document to the Company within two (2) Business Days after receipt of the written request, provided that (a) as to any recorded document, the applicable recorder’s office has returned the recorded document to the Company or (b) as to the original title insurance policy, the Company has received such policy. If Owner does not have the original Mortgage Note, Owner shall work with the Company to fulfill the servicing responsibility that gave rise to the Company’s request for the original Mortgage Note. Upon the written request of the Owner, the Company shall provide the Owner with copies of any documents related to a Mortgage Loan, within two (2) Business Days of such request.
          (j) Notwithstanding anything to the contrary in this Agreement, Owner shall service and administer all Additional Collateral, it being understood and agreed that only Owner shall service and administer the related securities accounts, lines of credit, Equity Access® Mortgages, and guarantees with respect to Additional Collateral Agreements.
          (k) In the event the Company receives a request to convert an adjustable interest rate to a fixed rate (or an adjustable rate based on one index to an adjustable rate based on a different index) pursuant to the terms of the related Mortgage Note, the Company shall process the request in accordance with the terms of the Mortgage Note and continue to service the Mortgage Loan after conversion in accordance with the terms of this Agreement.

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          (l) Any information, reports or other written communication regarding a Mortgage Loan shall indicate whether it is a Portfolio Mortgage Loan, Special Portfolio Mortgage Loan, Warehouse Mortgage Loan or Special Warehouse Mortgage Loan.
Section 2.02. Title, Management and Disposition of REO Property.
          (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner. Notwithstanding the foregoing, the Company shall not acquire title to any Mortgaged Property, or proceed with the management of any REO Property, for which the Company has Knowledge that such Mortgaged Property or REO Property is affected by hazardous waste, but shall promptly notify the Owner of such condition, and thereafter follow such reasonable directions as the Owner may provide. The Company shall either itself, or through an agent approved by the Owner (which approval shall not be unreasonably withheld), manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in accordance with the Owner’s direction.
          (b) The Company shall deposit or cause to be deposited in the applicable Custodial Funds Account, on a daily basis, all revenues received with respect to each REO Property and shall be permitted to withdraw therefrom, to the extent of the amount of such revenues on deposit therein, funds necessary for the proper operation, management and maintenance of such REO Property, including but not limited to the cost of maintaining any hazard insurance and the fees of any managing agent acting on behalf of the Company.
          (c) If the Company elects to dispose of an REO Property without utilizing the services of an agent, the Company shall notify the Owner of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Company at such price, and upon such terms and conditions, as the Owner shall approve in writing.
     If the Company utilizes the services of an approved agent to dispose of an REO Property, the Company shall provide the Owner with a copy of such agent’s marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and (iv) other proposed terms and conditions of sale. Within five (5) Business Days after receipt of any such marketing plan, the Owner shall review the plan and notify the Company in writing as to whether the terms and conditions thereof are acceptable to the Owner. Notwithstanding the foregoing, the Owner’s failure to provide such written notification to the Company within such five (5) Business Day period shall not be deemed acceptance of the marketing plan. If the terms, conditions and lowest acceptable sale price set forth in the marketing plan are acceptable to the Owner, the REO Disposition shall be carried out by the Company in accordance with the terms thereof. If the Company receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the parameters of the approved marketing plan, the Company shall provide the Owner with written notification of the terms and conditions of the offer. Within five (5) Business Days after receiving the terms and conditions of such offer, the Owner shall review the offer and notify the Company in writing as to whether such terms and conditions are acceptable to the Owner. Notwithstanding the foregoing, the Owner’s failure to provide such written notification to the Company within such five (5) Business Day period shall not be deemed acceptance of the offer.

     The Company, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. If the proceeds from an REO Disposition are insufficient to reimburse the Company for any related unreimbursed Servicing Advances, the Company shall be entitled to withdraw any such deficiency from amounts on deposit in the applicable Custodial Funds Account. All proceeds from an REO Disposition, net of any reimbursement to the Company as provided above, shall be remitted to the Owner within [* * *] following receipt thereof.
Section 2.03. Defaulted Mortgage Loans
          (a) The Company agrees to report monthly to the Owner all Defaulted Mortgage Loans and all REO Properties serviced pursuant to this Agreement. Such reports shall be provided on a monthly basis in the form set forth on Exhibit A .
          (b) The Owner reserves the right (but not the obligation) to elect to administer certain default servicing activities relating to any Defaulted Mortgage Loan or REO Property upon written notice to the Company (hereinafter referred to as a “Complex Defaulted Mortgage Loan”). As to any REO Property, the Company shall provide the Owner with written notification of the related foreclosure sale within [* * *] after the date of such foreclosure sale. The Owner shall notify the Company within one (1) Business Day after receiving such notification from the Company in the event the Owner elects to administer default servicing activities relating to the REO Property. Notwithstanding the foregoing, at any time during the period in which a Mortgage Loan is delinquent, the Owner may provide written notice to the Company of the Owner’s election to administer default servicing activities in connection with an REO Property after the foreclosure sale. If the Owner elects to assume such activities as set forth above, the Owner shall not be obligated for any fees or commissions due any agent previously retained by the Company.
     In accordance with such notice from the Owner, the Company shall forward to the Owner all relevant documentation relating to such Complex Defaulted Mortgage Loan and shall comply with all reasonable transfer requests of the Owner. Upon the transfer from the Company to the Owner of the relevant files and documentation, the Owner shall commence default servicing activities and shall report the status of such Complex Defaulted Mortgage Loans to the Company on a monthly basis. Other than the specific default servicing activities undertaken by the Owner in this Section 2.03, the Company shall be responsible for complying with this Agreement, including but not limited to any reporting and remittance of any funds received in connection with any Complex Defaulted Mortgage Loan. Owner shall not be entitled to receive any compensation for such services. In the event a Complex Defaulted Mortgage Loan reinstates or Liquidation Proceeds are received by the Owner, (i) the Owner shall remit such funds to the Company, (ii) the Company shall again be fully responsible for the servicing for such Mortgage Loan, (iii) the Owner shall forward the related mortgage file and all other relevant documentation to the Company, and (iv) the Owner shall comply with all reasonable transfer requests of the Company.
          (c) In connection with any expenses incurred by Owner for any Complex Defaulted Mortgage Loan under Section 2.03(b), upon receipt of any related invoices, the Owner shall forward such invoices to the Company for payment in the ordinary course of business.

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Section 2.04. Owner’s Right to Examine Company Records.
          (a) The Company’ shall cooperate with the Owner, its counsel, accountants. supervisory agents, examiners and other representatives in providing reasonable access during normal business hours to examine and audit any and all of the books, records, documentation or other information of the Company related to the Mortgage Loans, which may be relevant to the performance or observance for the Company of the terms, covenants or conditions of this Agreement.
          (b) The examination and audit rights and other rights to access described in clause (a) above shall be afforded by the Company at its offices without charge, upon reasonable request, and during normal business hours or at such other times as may be reasonable under applicable circumstances. The Company, at its expense, shall make available all customary, reasonable office space, facilities, and equipment for the visiting party and shall provide the visiting party with access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for Owner’s representatives shall be borne by the Owner.
Section 2.05. Legal Proceedings Involving the Company and/or the Mortgage Loans.
          (a) The Company shall not, without giving prior written notice to the Owner, commence, defend, appear, or otherwise participate in any foreclosure, condemnation, bankruptcy, or other legal proceedings in the name of the Owner. The Owner shall have the right to control any such matters undertaken by the Company at the Owner’s request. The Company shall provide the Owner, on a monthly basis, with such written reports as the Owner .shall reasonably request, regarding any legal proceedings.
          (b) The Company shall commence all foreclosures, bankruptcies and other legal proceedings in the name of the Owner unless otherwise directed in writing by the Owner.
Section 2.06. Material Changes.
     The Company shall promptly report to the Owner any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Company’s ability to perform its obligations hereunder. Events for which the Owner must receive notice include, but are not limited to, the following:
          (a) any merger or consolidation, any changes in the Company’s ownership whether directly or indirectly (including any change in ownership of the Company’s parent), or any significant reorganization;
          (b) any material changes in management ordered or required by a regulatory authority supervising or licensing the Company;
          (c) the entry against the Company of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;
          (d) the consent by the Company to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings;
          (e) upon the Company’s (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations;
          (f) entry of any court judgment or regulatory order in which the Company is or may be required to pay a claim or claims that may have a material adverse effect on the Company’s financial condition;
          (g) any admission by the Company to the commission of, or any finding that the Company has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;
          (h) the commencement of any class action law suits against the Company; and
          (i) the Company’s entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Company or any merger of the Company.
Section 2.07. Company Shall Provide Information as Reasonably Required.
     During the term of this Agreement, the Company shall furnish any reports or documentation that the Owner may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Owner. All reports will be delivered in accordance with the Owner’s reasonable instructions and directions. The Company agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement. To the extent not required by the Operations Guide or if not a standard report produced by the Company’s EDP, any set-up costs incurred by the Company for such reports requested by the Owner shall be borne by the Owner.
Section 2.08. Company Not to Resign.
     The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Owner. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 13.01.

Section 2.09. Training.
     No later than March 3, 2000, Owner and the Company shall have completed a training program for the Company’s employees in the proper servicing of interest-only ARM Loans subject to this Agreement. To assist the Owner in conducting such training, the Company shall provide the Owner reasonable access to the Company’s facilities, employees and EDP and, if reasonably deemed appropriate by the Owner, shall send the Company’s employees to the Owner’s offices in Jacksonville, Florida to attend that portion, if any, of such training conducted at such offices. The Owner and the Company shall bear their own costs and expenses, including but not limited to salaries, travel, subsistence and other related expenses when visiting the other party for training. The party being visited shall, at its expense, make available all customary, reasonable training facilities and equipment for the visiting party. The Owner shall provide the training personnel and training materials.
Section 2.10. Custodial Funds Accounts and Escrow Accounts
     The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. The Company shall create and maintain Custodial Funds Accounts and Escrow Accounts for the deposit of all funds, except as otherwise provided herein, received by the Company on the Mortgage Loans. The creation of the Custodial Funds Accounts and Escrow Accounts shall be evidenced by the Company by a certification in the form of Exhibit H-1 and H-2, respectively. A copy of such certification shall be delivered to the Owner no later than [* * *] prior to the first Transfer Date.
Section 2.11. Assumption Processing
     Within [* * *] of receipt by the Company of a request by a Mortgagor to be released from liability for payment of a Mortgage Loan in connection with an assumption of the related Mortgage Note, the Company shall notify the Owner of such request. The Company shall thereafter cooperate with the Owner, and follow all reasonable directions provided by the Owner. The Owner shall be responsible for administering the request directly with the Mortgagor, including, but not limited to the sending of all applicable disclosures required by law, obtaining all necessary financial information from the proposed new obligor, and obtaining any additional documentation and execution of documents. Upon the completion of the assumption processing, the Owner shall provide the Company with all necessary information to enable the Company to update its EDP.
Section 2.12. Transfer of Funds to the Custodial Funds Accounts and Escrow Accounts; Payments of Advances
     The Custodial Funds Accounts and Escrow Accounts shall be funded by the Owner and reconciled in accordance with Section 4.16 of the Purchase and Sale Agreement. The Company shall pay the Owner any Advances (as such term is defined in the Purchase and Sale Agreement), in accordance with Section 3.02(e) of the Purchase and Sale Agreement.
ARTICLE III

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OWNER REPRESENTATIONS AND WARRANTIES
     In addition to representations and warranties, if any, made elsewhere in this Agreement. Owner represents and warrants to the Company as of the date hereof and each applicable Transfer Date, as follows:
Section 3.01. Organization and Good Standing.
     Owner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Owner has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemptions therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed.
Section 3.02. Authority and Capacity; Ordinary Course.
     Owner has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. Owner does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.
Section 3.03. Effective Agreement.
     The execution, delivery, and performance of this Agreement by Owner and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder, or other action by Owner; this Agreement has been duly and validly executed and delivered by Owner; and this Agreement is a valid and legally binding agreement of Owner, enforceable against Owner in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally, the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
Section 3.04. No Conflict.
     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with its respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval under any terms, conditions, or provisions of Owner’s Certificate of Incorporation or by-laws, or any other similar corporate or organizational documents of Owner, any mortgage, indenture, deed of trust, loan or credit agreement, or other agreement or instrument to which Owner is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Owner, or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Owner.
Section 3.05. Approvals and Compliance.
     Owner is approved and in good standing with each Insurer, and holds all licenses, approvals, permits, and other authorizations, or exemptions therefrom, required under Applicable

Requirements to originate, if Owner was the Originator, and to service the Mortgage Loans.
Section 3.06. Insurance.
     Error and omissions and fidelity insurance coverage, in the amounts required by FNMA, is in effect with respect to Owner and will be maintained with respect to the related Mortgage Loans until such time as the Company is no longer the servicer of the Mortgage Loans.
Section 3.07. Litigation.
     There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Knowledge of Owner, threatened, nor is there any order, injunction or decree outstanding against or relating to Owner that could (i) have a material adverse effect upon the performance by Owner of its obligations under this Agreement or (ii) to Owner’s Knowledge, result in any material loss or liability to the Company. Further, to Owner’s Knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation.
Section 3.08. Financial Condition of Owner.
     Neither Owner, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. Owner has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification obligations.
ARTICLE IV
COMPANY REPRESENTATIONS AND WARRANTIES
     In addition to representations and warranties, if any, made elsewhere in this Agreement, the Company represents and warrants to the Owner as of the date hereof and each applicable Transfer Date, as follows:
Section 4.01. Organization and Good Standing.
     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed.
Section 4.02. Authority and Capacity; Ordinary Course.
     The Company has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.

Section 4.03. Effective Agreement.
     The execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by the Company; this Agreement has been duly and validly executed and delivered by the Company; and this Agreement is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
Section 4.04. No Conflict.
     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of the Company’s articles of incorporation or by-laws or any other similar corporate or organizational document of the Company; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to the Company; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Company.
Section 4.05. Approvals and Compliance.
     The Company holds all licenses, approvals, permits and other authorizations, or exemptions therefrom, required under Applicable Requirements to assume responsibility for servicing the Mortgage Loans.
Section 4.06. Litigation.
     There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Knowledge of the Company, threatened, nor is there any order, injunction or decree outstanding against or relating to the Company that could (i) have a material adverse effect upon the performance by the Company of its obligations under this Agreement or (ii) to the Company’s Knowledge, result in any material loss or liability to Owner. Further, to the Company’s Knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation.
Section 4.07. Agency Approval.
     The Company has been approved by GNMA, FNMA and FHLMC and will remain approved as an “eligible seller/servicer” of residential mortgage loans as provided in GNMA, FNMA, or FHLMC guidelines and in good standing. The Company has not received any notification from GNMA, FNMA or FHLMC that the Company is not in compliance with the requirements of the approved “seller/servicer” status. The Company is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. The

Company has not received any notification from HUD that the Company is not in compliance with the requirements of the approved mortgagee status.
Section 4.08. Servicing Compliance.
     The servicing practices to be used by the Company under this Agreement are, and shall remain, in all material respects in compliance with all Applicable Requirements, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and FNMA guidelines, as applicable. Notwithstanding the foregoing, the Company’s representations and warranties as to the proper servicing of interest-only ARM loans shall be effective upon the fulfillment of the covenants set forth in Section 2.09 of this Agreement.
Section 4.09. No Inquiries.
     The Company has not received written notice from or on behalf of FHA, HUD, FDIC, FNMA, FHLMC or GNMA, advising the Company of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans.
Section 4.10. Contingency Plan.
     The Company has in place a contingency plan that will enable it to perform its obligations under this Agreement in all material respects, at another location within [* * *] in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency, and once the Company relocates to its backup site, it shall make arrangements to connect the Owner to the Company’s backup EDP and provide continued service as stated in this Agreement, provided that the Company has granted the Owner access to its primary EDP.
Section 4.11. Licenses and Approvals.
          (a) The Company maintains and shall maintain, in good standing, all licenses and approvals necessary to service the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over the Company.
          (b) The Company has filed applications for all applicable licenses and qualifications to do business and to service the Mortgage Loans in the U.S. Virgin Islands.
Section 4.12. Fidelity and E&O Insurance.
     The Company maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by FNMA.
Section 4.13. Sufficiency of Systems and Personnel.
     The Company has, and shall at all times maintain during the term of this Agreement,

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sufficient systems, including but not limited to the Company’s EDP, and trained and experienced personnel in place to perform. its obligations under this Agreement. Notwithstanding the foregoing, the Company’s representations and warranties as to the proper servicing of ARM Loans shall be effective upon the fulfillment of the covenants set forth in Section 2.09 of this Agreement.
Section 4.14. Compliance with Laws.
     For so long as, and to the extent that, the Company services the Mortgage Loans, the Company will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining,’ equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event the Owner has a reasonable good faith belief in the Company’s non-compliance with this Section 4.14 and upon Owner’s written request, the Company shall deliver to Owner reasonable evidence of compliance with any of the requirements of this Section 4.14.
Section 4.15. Financial Condition of the Company.
     Neither the Company, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. The Company has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification obligations.
ARTICLE V
BOOKS AND RECORDS;
TRANSFER OF MORTGAGE LOANS
Section 5.01. Books and Records.
     The Company shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Company’s books and records shall clearly reflect the ownership of the Mortgage Loans by the Owner and subsequent assignments and transfers of the Mortgage Loans pursuant to Section 5.02 hereof. All documents, records and correspondence, regardless of the media in which they are stored or maintained, are property of the Owner, and the Company shall hold the same in a fiduciary capacity for the Owner. The Company may retain copies of all such documents, records and correspondence as may be necessary to service the Mortgage Loans under this Agreement.

Section 5.02. Transfer of Mortgage Loans.
          (a) The Company acknowledges that from time to time the Owner intends to sell and/or assign to various Subsequent Purchasers all or a portion of the Mortgage Loans that are subject to this Agreement, thereby effecting one or more Whole Loan Transfers or Pass-Through Transfers of such Mortgage Loans. The Company acknowledges that the Owner shall have the right to sell and assign any or all of the Mortgage Loans, and the Company shall recognize the related Subsequent Purchaser as the owner of such Mortgage Loans. With respect to each Whole Loan Transfer and each Pass-Through Transfer, as applicable, entered into by the Owner or any Affiliate of the Owner, the Company agrees to assist the Owner in various capacities, and shall, among other things:
     (i) cooperate fully and negotiate in good faith with the Owner, any prospective Subsequent Purchaser, any Rating Agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer with respect to all reasonable requests and due diligence procedures and shall use its best efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer; provided, however, that if the information provided by the Company to satisfy any such request or to comply with any such procedure is not required by any other Transaction Agreement, or is not contained in a standard report produced by the Company’s EDP, any reasonable out-of-pocket expenses incurred by the Company to provide such information shall be paid by the Owner. However, it is agreed that the Owner shall provide notice to Company of a: (i) Whole Loan Transfer within five (5) Business Days of the related trade date and (ii) Pass-Through Transfer within five (5) Business Days of the submission of a loan pool to the Rating Agencies;
     (ii) execute as servicer or sub-servicer, as the case may be, all applicable agreements to be executed (or amend existing contracts, as necessary) in connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto, including officer’s certificates) as the Owner reasonably requests. The governing documents for Pass-Through Transfers shall contain provisions customarily included in secondary mortgage market securitized transactions with respect to like assets that provide for the public issuance or private placement of securities that (a) evidence an interest in mortgage loans like the Mortgage Loans and (b) one or more classes of which may be rated “AA/Aa” or higher by the Rating Agencies, provided that no such agreement or amendment materially increases the existing duties of the Company under the Transaction Agreements;
     (iii) restate as of the closing date for a Whole Loan Transfer or Pass-Through Transfer the representations and warranties set forth in the Purchase and Sale Agreement; provided, however, that the Company may qualify any such representation or warranty to reflect an event or circumstance that arose after the applicable Transfer Date and that would cause such representation or warranty to be inaccurate, so long as such event or circumstance is not a breach by the Company of any term or condition of any Transaction Agreement.

     (iv) deliver to the Owner or its Affiliates, at the expense of the Owner, for inclusion in any prospectus, private placement memorandum or other offering material or disclosure document such written information regarding the Company or its Affiliates as shall be reasonably requested by the Owner or its Affiliate (including but not limited to its audited financial statements, and its mortgage loan delinquency, foreclosure and loss experience) and indemnify and hold harmless the Owner and any Affiliate of the Owner for any and all liabilities, losses and expenses arising under the Securities Act of 1933, as amended, in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not misleading;
     (v) deliver to the Owner, and to any Person designated by the Owner, the Company’s audited financial statements and such written information provided by the Company or its Affiliates (including but not Limited to the information referred to in clause (iv) above and as set forth in Section 11.02 of this Agreement) as shall be reasonably requested by the Owner or its Affiliates;
     (vi) deliver to the Owner, and to any Person designated by the Owner, at the expense of the Owner, such opinions of counsel, if any, as are customarily delivered by servicers in connection with Whole Loan Transfers or Pass-Through Transfers;
     (vii) provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the “tax matters person” for any REMIC in a Pass-Through Transfer, including any master servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions, one or more classes of securities issued in which are rated “AA/Aa” or higher by the Rating Agencies; provided, however, that if such information is not required by any other Transaction Agreement, or is not contained in a standard report produced by the Company’s EDP, any set-up costs incurred by the Company to provide such information shall be borne by the Owner.
     (viii) maintain any applicable custodial account and escrow account in accordance with the requirements of the Rating Agencies for a securitized transaction, one or more classes of securities issued in which are rated “AA/Aa” or higher, which requirements may include maintaining such custodial account and escrow account with a depository institution the long-term unsecured debt rating of which is rated “AA/Aa” or higher by the Rating Agencies.
          (b) Notwithstanding clause (ii) of Section 5.02(a), no agreements, consents or modifications referred to therein shall contain any provisions that reduce the Servicing Fee as to any Mortgage Loan or that affect the calculation of the Servicing Fee as to any Mortgage Loan in a manner that is materially adverse to the Company. All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced and administered in accordance with the terms hereof and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE VI
PAYMENTS TO THE OWNER
Section 6.01. Paid-in-Full Remittances.
     The Company shall determine, and shall accept, the amount required to pay a Warehouse Mortgage Loan or Special Warehouse Mortgage Loan in full, including interest to the related payoff date, and within [* * *] after the Company’s receipt of such proceeds shall remit the same to the Owner. The Company shall include a schedule of Mortgage Loans paid in full with such remittance substantially in the form of the ALLTEL report P110 that provides loan-level detail of the proceeds received from such remittances.
Section 6.02. Monthly Remittances.
          (a) On each Interim Remittance Date, the Company shall remit to the Owner all collections of principal and interest received with respect to the Warehouse Mortgage Loans and Special Warehouse Mortgage Loans from the period beginning on the day after the previous Fiscal Month End and ending on the [* * *] day of the calendar month of such remittance. Such remittance shall not include payments relating to Warehouse Mortgage Loans and Special Warehouse Mortgage Loans that were paid in accordance with Section 6.01.
          (b) On each Fiscal Month Remittance Date, the Company shall remit to the Owner all collections of principal and interest received with respect to the Warehouse Mortgage Loans and Special Warehouse Mortgage Loans from the period beginning on the [* * *] day of the calendar month relating to such remittance and ending on the Fiscal Month End of such month. Such remittance shall not include payments relating to Warehouse Mortgage Loans and Special Warehouse Mortgage Loans that were paid in accordance with Section 6.01.
          (c) On each Portfolio Remittance Date, the Company shall distribute to the Owner with respect to all Portfolio Mortgage Loans and Special Portfolio Mortgage Loans: (i) all amounts due on the Due Date immediately preceding that Portfolio Remittance Date; plus (+) (ii) any Principal Prepayments received during the related Principal Prepayment Period; plus (+) (iii) any related Prepayment Interest Shortfalls.
Section 6.03. Monthly Advances by the Company.
          (a) On each Portfolio Remittance Date the Company shall, pursuant to Section 6.02(c), remit to the Owner the total of all scheduled Monthly Payments due on the preceding Due Date for the Portfolio Mortgage Loans and Special Portfolio Mortgage Loans whether or not such Monthly Payments were collected from the Mortgagor. Any amounts due but uncollected shall be funded by the Company as a Monthly Advance.
          (b) With respect to any Portfolio Mortgage Loan or Special Portfolio Mortgage Loan for which a Monthly Advance was made in accordance with Section 6.03(a), the Company may reimburse itself for its advances from Mortgagor collections that are subsequently deposited into the applicable Custodial Funds Account.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (c) If the Company determines, in its reasonable judgment, that any uncollected payment due from a Mortgagor that is due to be paid to the Owner in accordance with Section 6.02(c) would not be recoverable from Liquidation Proceeds or other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) on the related Portfolio Mortgage Loan or Special Portfolio Mortgage Loan, then the Company shall not advance the amount considered to be nonrecoverable by the Company, and that amount shall therefore not be remitted to the Owner until the Portfolio Mortgage Loan or Special Portfolio Mortgage Loan is liquidated.
          (d) With respect to any Portfolio Mortgage Loans or Special Portfolio Mortgage Loans determined to be nonrecoverable and whose Monthly Payments are omitted from the scheduled monthly remittance, the Company shall deliver an officer’s certificate to the Owner setting forth the basis of such determination.
Section 6.04. Statements to the Owner.
          (a) With the exception of the P-185 (Report of Mortgage Accruals as of Date), which is to be delivered daily, the reports listed on Exhibit G will be delivered to Owner, at to all Mortgage Loans, within five (5) Business Days after the “cut-off’ date specified in Exhibit G. The forms of these reports are contained in, and such reports will be generated by, the Company’s EDP, and the Company shall use its best efforts to deliver such reports via electronic means to the Owner or its designee. The Company shall provide the Owner separate reports for the Portfolio Mortgage Loans, Special Portfolio Mortgage Loans, Warehouse Mortgage Loans and Special Warehouse Mortgage Loans.
          (b) The Company shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time; provided, however, that if such information is not required by any other Transaction Agreement, or is not contained in a standard report produced by the Company’s EDP, any set-up costs incurred by the Company to provide such information shall be borne by the Owner.
Section 6.05. Form of Payment; Interest on Late Payments.
          (a) All distributions and remittances made to the Owner pursuant to this Agreement shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor or, if the Owner shall have so notified the Company, by check mailed to the address of the Owner provided for in the Purchase and Sale Agreement, or by any other method agreed upon by both parties.
          (b) Without limiting the Owner’s rights set forth in Section 10.01 hereof, with respect to any distribution or remittance received by the Owner on or after the [* * *] following the Business Day on which such payment was due, the Company shall pay to the Owner [* * *]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE VII
SERVICING COMPENSATION
Section 7.01. Servicing Compensation.
          (a) Subject to the following paragraph, as compensation for its services hereunder, the Company shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan. As to each Mortgage Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Loan prior to the deposit of such payments into the applicable Custodial Funds Account, shall accrue at the applicable Base Servicing Fee Rate, and shall be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed.
          (b) The Servicing Fee for each Mortgage Loan shall be payable solely from (i) the interest portion of the related Monthly Payment (to the extent paid by the Mortgagor, but only if a full interest payment is received), or (ii) from any payment of interest made with respect to the Mortgage Loan from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Mortgagor or the Mortgagor’s assets, or (iii) from funds paid in connection with any prepayment in full, or (iv) from Insurance Proceeds or Liquidation Proceeds.
          (c) As additional compensation hereunder, the Company may retain [* * *].
          (d) The Company’s right to the Servicing Fee shall not be transferred in whole or in part except in connection with any permitted transfer of all the Company’s obligations under this Agreement. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.
Section 7.02. Adjustments to Servicing Compensation.
     The parties acknowledge that the sale or assignment of Mortgage Loans by Owner to a Subsequent Purchaser by means of a Transfer pursuant to Section 5.02 may require the Owner to arrange to pay a Servicing Fee based on a rate that is different from the Base Servicing Fee Rate.
     The Company agrees to purchase the right to receive the Final Servicing Fee Rate at the applicable price set forth in the “Final Servicing Fee Rate” section of the Pricing Matrix. In the event that the Owner chooses to sell the Company a Final Servicing Fee Rate that is less than the Gross Yield Differential, then the difference between the Gross Yield Differential and the Final Servicing Fee, Rate shall be considered Excess Servicing and shall be paid to the Owner on the remittance date specified in any servicing agreement with a Subsequent Purchaser, to the extent

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

it is received from the related Mortgagor. To the extent that the Gross Yield Differential is less than the Final Servicing Fee Rate, Owner agrees to purchase such difference from the Company pursuant to the “downward adjustment” section of the Pricing Matrix. All differences in the Base Servicing Fee Rate and the Final Servicing Fee Rate shall be settled in connection with the Final Purchase Price Adjustment pursuant to Section 7.03 of this Agreement.
Section 7.03. Computation and Payment of the Final Purchase Price Adjustment.
     Within five (5) Business Days following any Transfer, Owner shall provide to Company a computation of Final Purchase Price Adjustment relating to the Mortgage Loans that were the subject of such Transfer. The Final Purchase Price Adjustment shall be computed on the basis of the outstanding principal balance of the Mortgage Loan(s) as of the settlement date of the Transfer. The Final Purchase Price Adjustment shall be paid by the owing party to the other party by wire transfer of immediately available funds within five (5) Business Days following receipt of the computation of Final Purchase Price Adjustment by the Company.
     From time to time, Owner shall review all Mortgage Loans being serviced pursuant to this Agreement and shall designate which of them are Portfolio Mortgage Loans and which of them are Special Portfolio Mortgage Loans. Owner shall provide the Company with a list of all Portfolio Mortgage Loans and Special Portfolio Mortgage Loans. Thereafter, Owner shall provide to Company a computation of Final Purchase Price Adjustment relating to such Portfolio Mortgage Loans and Special Portfolio Mortgage Loans. The Final Purchase Price Adjustment shall be computed on the basis of the outstanding principal balance of the respective Portfolio Mortgage Loans and Special Portfolio Mortgage Loans as of the end of the calendar month contemplated above. The Final Purchase Price Adjustment shall be paid by the owing party to the other party by wire transfer of immediately available funds within twenty (20) Business Days following the close of the applicable calendar month. In the event that after designation as a Portfolio Mortgage Loan or Special Portfolio Mortgage Loan, Owner transfers such Mortgage Loan in connection with a Transfer, the parties shall determine another purchase price adjustment based upon the Pricing Matrix then in effect. In these circumstances, only the pricing adjustments relating to the Final Servicing Fee Rate and remittance cycle shall apply. Such purchase price adjustment shall be computed on the basis of the outstanding principal balance of such Mortgage Loan(s) as of the settlement date of the Transfer and paid by the owing party to the other party by wire transfer of immediately available funds within ten (10) Business Days following the agreement on such adjustment.
ARTICLE VIII
SOLICITATION
Section 8.01. Solicitation
     Without Owner’s prior written consent, which may be withheld by the Owner in its sole discretion, neither the Company nor any Affiliate shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan or any investment or financial services or products, including, without limitation, insurance and brokerage account services. The Company (but not any of its Affiliates) may solicit Mortgagors for prepayment of the related Mortgage Loans, but only if (i) the Company has obtained the Owner’s prior written consent, which will not be unreasonably withheld, (ii) such solicitation is made in compliance with Applicable Requirements and (iii) upon obtaining any positive responses to such solicitation, the Company either (A) processes and closes the related Mortgage Loans pursuant to the Origination Agreement (in the case of Mortgage Loans subject to the Origination Agreement) or (B) forwards such responses to the Owner for Owner to process and close (in the case of Mortgage Loans not subject to the Origination Agreement). Any Servicing Rights resulting from Mortgage Loans closed pursuant to subclause (A) or subclause (B) of clause (iii) of the preceding sentence shall be sold to the Company pursuant to the Purchase and Sale Agreement. Neither the Owner nor any of its Affiliates shall be prohibited from soliciting any Mortgagor or causing any Mortgagor to be solicited for any product or service now offered (or hereafter offered) by the Owner or any Affiliate of the Owner, other than for prepayment of any Mortgage Loan. The Company shall not prepare or disseminate, for compensation or otherwise, any mailing lists relating to the Mortgagors, the Mortgage Loans, the Servicing Rights, or otherwise, including any lists of Mortgagors, without the Owner’s prior written consent, which may be withheld by the Owner in its sole discretion. The parties hereto nevertheless agree that (i) either the Company, the Owner or their Affiliates may from time to time undertake promotions that are directed to either their own general customer base or to the general public at large and that do not target Mortgagors directly, including, without limitation, newspaper, radio and television advertisements and mass mailing or telephone solicitations and that (ii) offers by the Company, the Owner or their Affiliates to refinance Mortgage Loans in response to, or as a result of, contact initiated by the related Mortgagors or their representatives shall not constitute solicitation.y
ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS
OF THE OWNER AND THE COMPANY
Section 9.01. Transaction Agreements.
     The obligations of the Owner and the Company are subject to the following: (a) the execution, on or prior to February 29, 2000 (or such later date as to which the Owner and the Company may hereafter agree), of the Securitized Loan Primary Servicing Agreement, the Purchase and Sale Agreement and the Subservicing Agreement and (b) as of the first Transfer Date, the Transaction Agreements being in full force and effect and the Owner and the Company being in compliance in all material respects with the covenants, conditions, and agreements applicable to them under the Transaction Agreements.
ARTICLE X
DEFAULT
Section 10.01. Events of Default.
     In case one or more of the following events (each, an “Event of Default”) shall occur and be continuing, that is to say:

     (i) any failure by the Company to timely remit to the Owner any payment required to be made under the terms of this Agreement; or
     (ii) any material breach on the part of the Company of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty (30) day curative period; or
     (iii) there shall have occurred under any Transaction Agreement a default of the Company; or
     (iv) following entry against the Company of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Company in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the Company’s affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days, or
     (v) upon consent by the Company to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of the Company’s property; or
     (vi) upon the Company’s (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations; or
     (vii) the Company ceases to be eligible to sell mortgage loans to or service mortgage loans for FNMA, FHLMC or GNMA or ceases to be a HUD-approved mortgagee; or
     (viii) the Company (a) merges or consolidates with or into another Person, (b) sells substantially all of its assets or (c) sells a controlling interest that results in a change in control of the Company (other than any such change of control that results in the Company being owned or controlled by an Affiliate of the Company, in existence on the date of this Agreement); or
     (ix) the Company fails to meet a “Service Standard” set forth in Section I of the Operations Guide and the Company fails to remedy such deficiency within the 90 day period set forth in Section 10.02(b);
then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Company, in addition to whatever rights the Owner may have at law or in equity to damages, including injunctive relief an specific performance, may terminate all the rights and obligations of the Company under (a) this

Agreement, without paying the Company any termination fee, except as set forth in the following paragraph, and (b) any other Transaction agreement, As to the Purchase and Sate Agreement. such agreement maybe terminated as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.
     Notwithstanding the foregoing, the Owner may provide the Company a written notice of its intent to terminate this Agreement as a result of an Event of Default in Section 10.01(ix). Upon receipt of such notice, the Owner and the Company shall, within fifteen (15) Business Days thereafter, each retain an Arbitrator to determine the Fair Market Value for the Servicing Rights. The parties shall cause their Arbitrators to make the Fair Market Value determination within twenty (20) Business Days after being retained. Upon receipt of notice of the Fair Market Value from the Arbitrators, the Owner may elect to terminate this Agreement and, upon such termination shall, barring any other Event of Default, pay the Company the Fair Market Value for the Servicing Rights of the Mortgage Loans owned by the Company as of such date.
     On or after the receipt by the Company of written notice of termination of this Agreement, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 13.01. Upon written request from the Owner, the Company shall prepare. execute and deliver any and all documents and other instruments, deliver to the successor all mortgage files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Owner and such successor in effecting the termination of the Company’s responsibilities and rights hereunder as provided above, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Funds Accounts or the Escrow Accounts or thereafter received with respect to the Mortgage Loans.
Section 10.02. Failure of the Company to Maintain Service Standards/ Termination.
          (a) If, as evidenced by the monthly reports that the Company is required to furnish to the Owner pursuant to Section II of the Operations Guide, any service standard set forth in Section I of the Operations Guide is not satisfied (a “Service Deficiency”) during [* * *], at Owner’s request the Company shall develop a plan describing the countermeasures and targets/goals the Company will use to correct the Service Deficiency, and the Company shall present such plan to the Owner within 15 days after the Owner has notified the Company of the Service Deficiency. Within 15 days after receiving the plan from the Owner, the Owner shall either (x) accept the plan or (y) instruct the Company to modify the plan, and, in the case of clause (y), the Company shall make such modifications. Unless the Owner agrees otherwise, the Company shall cure the Service Deficiency within [* * *] (the “Level I Curative Period”) from the date on which the Owner has accepted the plan or notified the Company of the modifications to be made to the plan.
          (b) If the Company fails to correct any Service Deficiency by the end of the Level I Curative Period, then, for a period [* * *] from the end of any Level I

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Curative Period, the Company shall pay the Owner liquidated damages of $[* * *]. The Company shall pay such liquidated damages to the Owner by wire transfer of immediately available funds within [* * *] after receipt of an invoice from the Owner. If a Service Deficiency has not been cured within such [* * *], the Owner may at its sole option, within [* * *] after receipt of the notice of the Fair Market Value from the Arbitrators, terminate this Agreement and any or all other Transaction Agreements.
          (c) If a Service Deficiency has not been cured and the Owner elects not to terminate this Agreement as provided for in Section 10.02(b), then within [* * *] of Owner’s request, the Company shall develop and present a plan to the Owner describing new countermeasures and targets/goals that the Company will use to correct the Service Deficiency. Following receipt of the plan, the Company and the Owner shall follow and be subject to the requirements of Section 10.02(a) and (b), including but not limited to the liquidated damages and termination provisions.
          (d) The remedies set forth in this Section 10.02 shall be in furtherance of, and not in limitation of, Owner’s remedies under this Agreement.
Section 10.03. Waiver of Defaults.
     The Owner, by notice in writing to the Company, may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
Section 10.04. Termination without Cause.
          (a) The respective obligations and responsibilities of the Company shall terminate without cause: (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Properties and the remittance of all funds due hereunder, or (ii) by mutual consent of the Company and the Owner in writing.
          (b) In connection with the sharing of Loan Information, the Purchase and Sale Agreement, Subservicing Agreement and Securitized Loan Primary Servicing Agreement allow Owner to terminate any or all of the Transaction Agreements, including but not limited to this Agreement, if (i) in Owner’s judgment, the Company’s interpretation of the purported change in the Applicable Requirements is adverse to Owner, (ii) the Owner disagrees and (iii) the Owner and the Company are unable to resolve such disagreement or if the parties agree that a change in the Applicable Requirements restricts in any way the information the Company may share with the Owner. Notwithstanding the foregoing, the Owner may provide the Company a written notice of its intent to terminate this Agreement as a result of the foregoing. Upon receipt of such notice, the Owner and the Company shall, within [* * *] thereafter, each to retain an Arbitrator to determine the Fair Market Value for the Servicing Rights. The parties shall cause their

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Arbitrators to make the Fair Market Value determination within twenty (20) Business Days after being retained. Upon receipt of the Fair Market Value from the Arbitrators, the Owner may elect to terminate this Agreement upon at least ninety (90) days prior written notice and, upon such termination shall, barring any other Event of Default, pay the Company the Fair Market Value for the Servicing Rights of the Mortgage Loans owned by the Company as of such date.
Section 10.05. Effect of Termination of Agreement.
          (a) In the event this Agreement is terminated pursuant to the provisions hereof, Article XII, Sections 8.01, 10.02, 15.02, 15.04 and 15.16 and this Section 10.05 shall remain in effect after such termination, and all provisions relating to the allocation of responsibility for costs incurred by the Owner and/or the Company shall remain in effect with respect to acts occurring before such termination.
          (b) If the Owner terminates this Agreement and any or all of the other Transaction Agreements, the remedies for liquidated damages set forth in Section 10.02 shall not apply as to any mortgage loan that the Company continues to service.
ARTICLE XI
ANNUAL CERTIFICATIONS
Section 11.01. Annual Statement as to Compliance.
     The Company will deliver to the Owner on or before March 1 of each year, beginning with March 1, 2001, a certificate signed by a senior vice president or more senior officer stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
Section 11.02. Annual Independent Certified Public Accountants’ Servicing Reports.
          (a) On or before March 1 of each year, beginning with March 1, 2001, the Company at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a report to the Owner to the effect that (i) all Mortgage Loans serviced by the Company were included in the total population of mortgage loans subject to selection for testing in such firm’s examination of certain documents and records, that such examination was conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers, except for such items of noncompliance as shall be set forth in such report and (ii) such accounting firm (or another nationally recognized firm) has reviewed the operations and control procedures of the Company relative to the Company’s EDP and has determined that such system has been suitably designed to service the Mortgage Loans pursuant to this Agreement,

          (b) Prior to execution of this Agreement, the Company at its expense shall have caused, and annually thereafter within 90 days after the close of the Company’s fiscal year, beginning with the close of the 1999 fiscal year, the Company at its expense shall cause, a nationally recognized firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Owner audited financial statements of the Company for the then most recently closed fiscal year, together with an opinion thereon of such public accountants that either is unqualified or contains only such qualifications as are acceptable to the Owner.
          (c) On or before March 1 of each year, beginning March 1, 2001, the Company, at its expense, shall cause (i) the Company’s EDP licensor (which on the date of this Agreement is ALLTEL Information Services, Inc.) to furnish its Statement of Auditing Standards (“SAS”) 70 Report (Report on the Processing of Transactions by Service Organizations) to the Owner and (ii) a nationally recognized firm of independent certified public accountants to furnish to the Owner a SAS 70 Report that has been prepared by such firm for the Company’s mortgage operations. Notwithstanding the foregoing, the SAS 70 report described in clause (ii) of the preceding sentence will not be required to be furnished if the financial statements of the Owner and the Company are audited by the same firm of independent public accountants.
ARTICLE XII
INDEMNIFICATION
Section 12.01. Indemnification of the Company.
     The Owner shall indemnify and hold the Company, its officers, directors, employees and agents (the “Company Indemnified Parties”) harmless from, and will reimburse the Company Indemnified Parties for, any and all Losses incurred by any of the Company Indemnified Parties to the extent that such Losses result from, are caused by, or arise out of any one or more of the following:
          (a) Any material misrepresentations made by the Owner in this Agreement or in any Schedule, Exhibit, or certificate furnished pursuant hereto;
          (b) Any material breach of any representations and warranties of the Owner or the nonfulfillment of any term, covenant, condition, or obligation of the Owner set forth in this Agreement or in any Schedule, statement, Exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by the Owner hereunder;
          (c) Any liabilities or obligations, contingent or otherwise, of the Owner of any nature whatsoever relating to the Owner’s obligations under this Agreement, to the extent that any related Loss to the Company is not increased by negligence, bad faith or willful misconduct on the part of the Company;
          (d) Owner’s failure to service a Complex Defaulted Mortgage Loan, as described in Section 2.03, in accordance with applicable law.
     The indemnity provided in this Section 12.01 shall remain in full force and effect regardless of any investigation made by the Company or its representatives.
Section 12.02. Indemnification of the Owner.
     The Company shall indemnify and hold the Owner, its officers, directors, employees and agents (the “Owner Indemnified Parties”) harmless from, and will reimburse the Owner Indemnified Parties for, any and all Losses incurred by any of the Owner Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:
          (a) Any material misrepresentations made by the Company in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;
          (b) Any material breach of any of the representations and warranties of the Company or the nonfulfillment of any term, covenant, condition or obligation of the Company set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by the Company hereunder;
          (c) Any failure of the Company to comply with the terms of any Applicable Requirements in connection with servicing the Mortgage Loans;
          (d) Any liabilities or obligations, contingent or otherwise, of the Company of any nature whatsoever relating to the Company’s obligations under this Agreement, to the extent that any related Loss to the Owner is not increased by negligence, bad faith or willful misconduct on the part of the Owner; or
          (e) Any non-compliance with the terms of the powers of attorney or Limited Authorized Signatories or the use thereof that results in a Loss to the Owner.
     The indemnity provided in this Section 12.02 shall remain in full force and effect regardless of any investigation made by the Owner or its representatives.
Section 12.03. Notice and Settlement of Claims.
          (a) In the event that either party to this Agreement becomes aware of any material fact giving rise to any obligation of the other party under this Article XII, including, but not limited to, any claim or any litigation brought by a third party which may give rise to any such obligation, such party shall promptly, but in no event later than [* * *], provide the other party with a notice describing the same. Failure to provide a notice within such [* * *] period shall not relieve such other party of its obligations under this Article XII, unless such failure materially prejudices the rights or increases the liability of such other party, and then, such other party’s liability shall be reduced only by the amount that it actually has been damaged by such failure.
          (b) The indemnifying party (the “Indemnifying Party”) may, at its own cost and expense, assume defense of any claim, suit, action or proceeding, provided that the counsel is satisfactory to the indemnified party (the “Indemnified Party”) in the exercise of its reasonable

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

discretion. The party not controlling the defense or prosecution of any such claim, suit, action or proceeding may participate at its own cost and expense.
          (c) Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any claim, suit, action or proceeding without the consent of the other party (which consent shall not be unreasonably withheld or delayed).
          (d) Following the discharge of the Indemnifying Party’s obligations under this Article XII, the Indemnified Party shall assign to the Indemnifying Party any and all related claims against third parties. If the Indemnifying Party fails to discharge its obligations under this Article XII, the Indemnified Party shall be entitled (but not obligated) to pursue (as the assignee of the Indemnifying Party) any and all claims against third parties which the Indemnifying Party otherwise would have the right to pursue, including, but not limited to, claims against loan correspondents. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries the Indemnified Party received from third parties with respect to any claim for which the Indemnified Party was reimbursed for its Losses.
          (e) Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, without any actual or contingent liability of the Indemnified Party, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such lesser time as may be required by an Insurer or third-party claimant.
ARTICLE XIII
SUCCESSOR TO THE COMPANY
Section 13.01. Successor to the Company.
          (a) Upon termination of the Company’s responsibilities and duties under this Agreement, the Owner shall (i) directly service the Mortgage Loans under this Agreement or (ii) appoint a successor.
          (b) The Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company shall not relieve the Company of any representations’, warranties, covenants or agreements made in connection herewith or affect the remedies available to the Owner hereunder, it being understood and agreed that such provisions shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

          (c) Any termination or resignation of the Company or termination of this Agreement shall not affect any claims that the Owner may have against the Company due to any failure of the Company to comply with this Agreement prior to any such termination or resignation.
          (d) The Company, in a timely and reasonable manner (but in any event no later than [* * *] after the effective date of any termination or permitted resignation of the Company on termination of this Agreement), shall deliver to the successor (i) the funds in the Custodial Pends Accounts and Escrow Accounts and (ii) the mortgage files and related documents, statements and computer files held by it hereunder, and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for amounts the Company actually expended pursuant to this Agreement that the successor is entitled to retain hereunder and that would otherwise have been reimbursable to the Company pursuant to this Agreement but for the appointment of the Owner or new servicer.
ARTICLE XIV
ANTI-MONEY LAUNDERING
Section 14.01. Compliance.
          (a) The Company shall at all times undertake and perform the requirements set forth in Section IV of the Operations Guide as the same may be amended from time to time (the “BSA Policies and Procedures”). The Company shall comply with the BSA Policies and Procedures and shall take reasonable steps to detect payments that are inconsistent with such policies and procedures. In the event the Company retains the services of a third party vendor to process the receipt of funds from Mortgagors (hereafter, a “Lock-Box Vendor”), The Company shall first obtain the Owner’s consent to the selection of such Lock-Box Vendor, which consent shall not be unreasonably withheld. Further, the Company shall provide the BSA Policies and Procedures to any such Lock-Box Vendor and ensure that such Lock-Box Vendor complies with the same.
          (b) The Company shall be responsible for assuring compliance by the Owner with the Owner’s obligations under the BSA by identifying and reporting possible money laundering and other illegal activity to the extent set forth in the BSA Policies and Procedures.
          (c) Prior to the first Transfer Date, the Company shall have: (i) appointed a suitable officer of the Company to be responsible for compliance with the BSA Policies and Procedures; (ii) caused such officer and any other appropriate persons to have participated in one or more training sessions on anti-money laundering and bank secrecy act compliance which sessions will be provided by the Owner or a third party vendor at Owner’s expense; and (iii) implemented policies, procedures and internal controls to undertake the BSA Policies and Procedures and shall have provided the Owner with photocopies of internal memoranda and other documents of the Company setting forth such policies, procedures and internal controls.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (d) Failure of the Company to comply with the terms of this Article XIV in all material respects, including without limitation the failure of the Company to take any remedial action called for by the Owner as described in subsection (f) below, shall constitute grounds for the Owner, in its sole discretion, to terminate: (i) this Agreement pursuant to Section 10.01(ii) hereof; and (ii) any other Transaction Agreement(s).
          (e) The Company shall indemnify the Owner for any financial losses resulting from the Company’s failure to comply with the BSA Policies and Procedures.
          (f) The Owner, upon reasonable notice, may audit and test the Company’s compliance with the provisions of the BSA Policies and Procedures. Any such audit or test may be conducted by the Owner’s internal auditors or other employees or by. an outside auditing firm. If the Owner detects weaknesses in or exceptions to the Company’s compliance with the BSA Policies and Procedures, the Owner shall notify the Company of its findings, and the Company shall immediately undertake the remedial action suggested by the Owner and shall report to the Owner on the action taken. Failure on the part of the Company to take such remedial action within [* * *] after receipt from the Owner of the notice described in the preceding sentence shall constitute grounds for termination of this Agreement and any other Transaction Agreements as set forth in subsection (d) above.
ARTICLE XV
MISCELLANEOUS
Section 15.01. Supplementary Information.
     From time to time, the Owner shall furnish to the Company such information supplementary to the information contained in the documents and schedules delivered pursuant hereto which is reasonably available to the Owner as the Company may reasonably request in writing and/or which may be necessary to enable the Company to file any reports or respond to Mortgagor inquiries in connection with the Mortgage Loans so long as furnishing such information does not violate the Applicable Requirements.
Section 15.02. Access to Information: Confidentiality.
          (a) The Company shall, and shall cause the Company’s representatives, including but not limited to its counsel, accountants and other representatives, and the Company’s Affiliates to, hold in confidence and not disclose to any third party without the Owner’s prior written consent, all information relating to the Owner received by the Company, the Company’s representatives and/or the Company’s Affiliates in connection with the transactions contemplated herein, other than information (i) received by the Company, the Company’s representatives or the Company’s Affiliates on a non-confidential basis from a third party having a right to make such disclosure; (ii) that is or becomes generally available to the public (except as a result of a disclosure in violation of this Agreement); or (iii) required to be disclosed by law or regulatory or judicial process.
          (b) The Owner shall, and shall cause the Owner’s representatives, including but not limited to its counsel, accountants and other representatives, and the Owner’s Affiliates to, hold

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in confidence and not disclose to any third party without the Company’s prior written consent, all information relating to the Company received by the Owner and/or the Owner’s representatives in connection with the transactions contemplated herein, other than information (i) received by the Owner or the Owner’s representatives on a non-confidential basis from a third party having a right to make such disclosure; (ii) that is or becomes generally available to the public (except as a result of a disclosure in violation of this Agreement); or (iii) is required to be disclosed by law or regulatory or judicial process.
          (c) The Company acknowledges that the Owner is licensed as a mortgage lender/originator/servicer in numerous jurisdictions and that, pursuant to such licenses and similar licenses, the Owner is requested from time to time to make available to various governmental officials and examiners various loan level information, documents, and similar items including, but not limited to, certain “mortgage loan servicing” information. If the Owner is required to produce any such mortgage loan servicing information, the Company shall make all such information available to the Owner in a timely manner at Owner’s cost and expense, provided that the Company’s dissemination of such information does not violate the Applicable Requirements.
          (d) This Section 15.02 shall survive any termination of this Agreement.
Section 15.03. Further Assurances.
          (a) The Owner and the Company shall cooperate in good faith to consummate the transactions contemplated by this Agreement.
          (b) In order for the parties hereto to perform their respective obligations hereunder, each party shall furnish to the other party such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports, information or documentation as may reasonably be requested by such party and as are reasonably normal and customary in the mortgage loan servicing industry.
Section 15.04. Survival.
     Except as otherwise provided herein, all representations, warranties, covenants, indemnities and other agreements of the parties to this Agreement set forth herein or in any exhibit, schedule or other document or certificate delivered or to be delivered pursuant hereto shall survive each applicable Transfer Date regarding the Mortgage Loans that are being serviced pursuant to this Agreement.
Section 15.05. Governmental Authorities; Laws and Severability.
     The terms and provisions of this Agreement are expressly made subject to applicable federal and state statutes, laws, and rules and regulations promulgated thereunder, as amended from time to time. Any rule, regulation or administrative policy of any government agency having jurisdiction that relates to the servicing of mortgage loans shall be deemed to be incorporated herein, and shall supersede the terms of this Agreement, unless such incorporation shall materially impair the contemplated benefits to be received by the parties pursuant to this Agreement, in which event the parties shall renegotiate the terms and conditions hereof to reflect a fair allocation of the economic benefits contemplated hereby. In the event any provision of this

Agreement is deemed by a court of competent jurisdiction to be in violation of any of the above. such provision shall be of no force or effect, and this Agreement shall continue as though such superseded provision were not contained in this Agreement.
Section 15.06. Form of Payment to be Made.
     Unless otherwise provided herein or agreed to in writing by the parties, all payments contemplated herein shall be made by wiring immediately available funds to the account designated by the Owner or the Company, as applicable.
Section 15.07. Assignability.
     Neither the Owner nor the Company shall assign this Agreement, or delegate any duty hereunder, without the prior written consent of the other party. Notwithstanding the above prohibition, this Agreement may be assigned by either party to such party’s Affiliate upon thirty (30) days’ prior written notice to the other party hereto, provided the Affiliate is an Affiliate as of the date hereof and as the ability to perform the obligations of the Company hereunder.
Section 15.08. Certain Costs.
     Unless otherwise set forth in this Agreement, each party shall bear their respective costs in fulfilling their responsibilities herein.
Section 15.09. Notices.
     All notices, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail, return receipt requested, or sent by commercial overnight courier to the other party at the following address:
     If to the Company, to:

Cendant Mortgage Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054
Attn:	Robert E. Groody Chief Financial Officer Ph: (856) 917-6822 Fax: (856) 917-6910

With a Copy to:

Cendant Mortgage Corporation 3000 Leadenhall Road Mail Stop LGL Mt. Laurel, New Jersey 08054
Attn:	William Brown, Esq. General Counsel Ph: (856) 917-9403 Fax: (856) 917-9422

If to the Owner, to:

Merrill Lynch Credit Corporation 4802 Deer Lake Drive East Jacksonville, Florida 32246
Attn:	Robert J. Smith Title: Senior Vice President Ph: (904) 218-6056 Fax: (904) 218-6114

With a Copy to:

Merrill Lynch Credit Corporation 4802 Deer Lake Drive East Jacksonville, Florida 32246
Attn:	John J. Donlon General Counsel Ph.: (904) 218-8830 Fax: (904) 218-8848
     or to such other address as the Company or the Owner shall have specified in writing to the other.
Section 15.10. Entire Agreement: Construction.
     The Transaction Agreements constitute the entire agreement between the parties with respect to the subject matter hereof. No amendments, modifications, or supplements of this Agreement shall be binding unless executed in writing by the parties hereto. Reference to sections, subsections, schedules, or exhibits in this Agreement are to sections and subsections of, and schedules and exhibits to, this Agreement. The schedules and exhibits are part of this Agreement. Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. The words “herein”, “hereby”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 15.11. Binding Effect.
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.
Section 15.12. Headings; Plurals: Genders.
     Section and Article headings are for reference purposes only and shall not be deemed to have any substantive effect. In construing the words of this Agreement, plural constructions will include the singular, and singular constructions will include the plural. No significance will be attached to whether a pronoun is masculine, feminine, or neuter.
Section 15.13. Applicable Law.
     This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York applicable to agreements made and to be performed in the state of New York and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.
Section 15.14. Counterparts.
     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement. The parties hereto agree that the closing of this transaction may occur with the execution of the Transaction Agreements by each party and the exchange of signatures by telefax, with original, signed Transaction Agreements to follow by overnight mail.
Section 15.15. Waivers
     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
Section 15.16. Publicity.
     Except as required by applicable law, neither party hereto shall issue a press release or similar announcement or communication relating to this Agreement or the transactions contemplated herein using the other party’s name without such other party’s prior written consent.

Section 15.17. No Third Party Beneficiaries.
     Except as expressly provided herein, nothing in this Agreement is intended to confer any right, remedy, obligation or liability upon any Person other than the parties hereto and their respective successors and permitted assigns.
Section 15.18. Attorney Fees, Costs. etc.
     If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.
Section 15.19. Merger or Consolidation of the Owner and the Company.
          (a) The Owner and the Company shall each keep in full effect, their respective existences, rights and franchises as corporations in the states of their incorporation except as permitted herein, and will obtain and preserve their respective qualifications to do business as foreign entities in each jurisdiction in which such qualification is or shall be necessary to: (i) protect the validity and enforceability of this Agreement, or of any of the Mortgage Loans; and/or (ii) to perform their respective duties under this Agreement.
          (b) Subject to the Owner’s right to terminate this Agreement upon the occurrence of an event described in Section 10.01(viii), any entity into which the Owner or the Company may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Owner or the Company shall be a party, or any entity succeeding to the business of the Owner or the Company, shall be the successor of the Owner or the Company hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving entity shall be an institution whose business is the origination or servicing of mortgage loans, unless otherwise consented to by the Company or the Owner, as applicable, and shall be qualified to service mortgage loans on behalf of FNMA.

     IN WITNESS WHEREOF, MERRILL LYNCH CREDIT CORPORATION and CENDANT MORTGAGE CORPORATION have caused this Portfolio Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Robert J. Smith

Name:	Robert J. Smith
Title:	Senior Vice President

CENDANT MORTGAGE CORPORATION

By:	/s/ Robert E. Groody

Name:	Robert E. Groody
Title:	Senior Vice President

EXECUTION COPY

AMENDMENT AGREEMENT NO. 1
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
CENDANT MORTGAGE CORPORATION
Dated as of
January 2, 2001

AMENDMENT AGREEMENT NO. 1
          AMENDMENT AGREEMENT NO. 1, dated as of January 2, 2001 (this “Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“Cendant”).
          WHEREAS, MLCC and Cendant are parties to a Servicing Rights Purchase and Sale Agreement, dated as of January 28, 2000 (the “Servicing Agreement”), a copy of which is attached hereto as Exhibit A;
          WHEREAS, MLCC and Cendant are parties to a Portfolio Servicing Agreement, dated as of January 28, 2000 (the “Portfolio Agreement”), a copy of which is attached hereto as Exhibit B;
          WHEREAS, MLCC and Cendant are parties to a Loan Sub-Servicing Agreement, dated as of January 28, 2000 (the “Sub-Servicing Agreement”), a copy of which is attached hereto as Exhibit C;
          WHEREAS, MLCC and Cendant have entered into a Servicing Rights Purchase and Sale Agreement, a Trademark Use Agreement, an Origination Assistance Agreement and a Loan Purchase and Sale Agreement, each dated as of December 15, 2000 and each with an effective date as of the date hereof (collectively, the “New Agreements”); and
          WHEREAS, each of MLCC and Cendant, having entered into the New Agreements, wishes to amend the Servicing Agreement, the Portfolio Agreement and the Sub-Servicing Agreement in order to properly reflect the current relationships between the parties;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, the parties hereto agree as follows:
          SECTION 1. Amendments to the Servicing Agreement. The Servicing Agreement is hereby amended as follows:
     (a) Section 1.01. Section 1.01 of the Servicing Agreement is amended by:
i.	Deleting the definition of “Additional Collateral” and replacing it with the following: “Additional Collateral means, with respect to any Mortgage 100 Loan or Parent Power Mortgage Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100 Pledge Agreement or the Parent Power Guaranty and Security Agreement for Securities Account.”

ii.	Deleting the definition of “Cendant Mortgage Loan” and replacing it with the following: “Cendant Mortgage Loan means a

Mortgage Loan originated by Purchaser pursuant to either (i) the 1997 Origination Agreement or (ii) the 2000 Origination Agreement.”

iii.	Adding the words “as amended from time to time in accordance with the terms thereof” to the end of the definition of “MLCC Portfolio Servicing Agreement.”

iv.	Deleting the definition of “Origination Agreement” and replacing it with the following: “Origination Agreements means the 1997 Origination Agreement and the 2000 Origination Agreement.”

v.	Adding the following definition: “1997 Origination Agreement means the Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997 between Seller and PHH Mortgage Services Corporation, as the same may be amended from time to time in accordance with the terms thereof.”

vi.	Adding the following definition: “2000 Origination Agreement means the Origination Assistance Agreement dated as of December 15, 2000 between the Seller and the Purchaser, as the same may be amended from time to time in accordance with the terms thereof.”

vii.	Deleting the definition of “Permission Agreement” and replacing it with the following definition: “Permission Agreement means (i) from January 28, 2000 through January 1, 2001, the Permission Agreement dated as of January 28, 2000 between Seller and Purchaser and (ii) on and after January 2, 2001, the Trademark Use Agreement.”

viii.	Adding the following definition: “Trademark Use Agreement means the Trademark Use Agreement dated as of December 15, 2000, with an effective date as of January 2, 2001, between Seller and Purchaser.”

ix.	Deleting the first sentence of the definition of “Quarterly Bulk Mortgage Loan” and replacing it with the following sentence: “Quarterly Bulk Mortgage Loan means (a) any Mortgage Loan purchased by Seller through its correspondent lending network, (b) on or prior to January 1, 2001, a construction loan that has been converted to a permanent Mortgage Loan, (c) on and after January 2, 2001, a construction loan that has been converted to a PrimeFirst® Mortgage Loan (as contemplated by the 2000 Origination Agreement), or (d) any other mortgage loan that the parties may mutually agree to designate.”

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x.	Adding the following definition: “PrimeFirst® Mortgage Loan means an adjustable rate loan offered by MLCC in which the monthly debt repayments thereunder for approximately the first 120 months of the term thereof are interest only.”

xi.	Replacing the word “Losses” each time it appears in clause (a) of the definition of “Recourse Obligation” with the word “losses.”

xii.	Adding the words “as amended from time to time in accordance with the terms thereof” to the end of the definition of “Securitized Loan Primary Servicing Agreement.”

xiii.	Replacing the words “permitted successors and assigns” in the definition of “Seller” with the words “successors and permitted assigns.”

xiv.	Deleting the first sentence of the definition of “Subsequent Flow Mortgage Loans” and replacing it with the following sentence: “Subsequent Flow Mortgage Loans, means Mortgage Loans originated after March 10, 2000; provided, however, that on and after January 2, 2001, ‘Subsequent Flow Mortgage Loans’ shall mean only PrimeFirst® Mortgage Loans originated pursuant to the 2000 Origination Agreement.”

xv.	Deleting the definition of “Transaction Agreements” and replacing it with the following definition: “Transaction Agreements, means this Agreement, the Permission Agreement, the MLCC Portfolio Servicing Agreement, the 2000 Origination Agreement, the Loan Purchase and Sale Agreement dated as of December 15, 2000 between Purchaser and Seller, and the Equity Access® and Omega Subservicing Agreement dated as of January 2, 2001 between Purchaser and Seller; provided, however, that the term Transaction Agreements’ shall not include any agreements which have been terminated in accordance with their respective terms.”

xvi.	Adding the following definition: “Account Number means an account number or similar form of access number relating to a Borrower’s Mortgage Loan or other financial product or service with or from Seller other than any internal identifying number assigned by Purchaser to the Mortgage Loan.”

xvii.	In the definition of “Applicable Requirements,” (A) adding “collectively, (1)” between the words “reference” and “with” in the first line thereof, (B) replacing the first parenthetical in clause (b) with the following words “(including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Seller by virtue

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of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA)”, (C) deleting the word “and” immediately prior to clause (f), and (D) adding the following to the end of such definition: “and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.”

xviii.	Adding the following definition: “Borrower Information means any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a Borrower, including, but not limited to, a Borrower’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Borrower has a relationship with Seller; and any other personally identifiable information.”

xix.	Adding the following definition: “Law means any United States federal, state or local statute, law, ordinance, regulation, rule, code, order, requirement, judgment, decree, writ, injunction or rule of law (including common law).”

xx.	Adding the following definitions: “MLCC Data means any data, databases, reports and records relating to financial products from or services with MLCC, including, without limitation, Account Numbers, Borrower Information, and data derived therefrom.”

xxi.	Adding the following definitions: “MLCC Services shall mean collectively, the Origination Services and Purchaser’s obligations under the Servicing Rights.”

xxii.	Adding “(including the MLCC Data with respect thereto)” between the words “loan” and “other” in the second line of the definition of “Mortgage Loan.”

xxiii.	Adding the following definition: “Origination Services shall mean the loan origination services to be performed by Purchaser for and on behalf of Seller as detailed in the Origination Agreement.”

xxiv.	xxiv. Adding the following definition: “Personnel of a Party shall mean such Party, its employees, subcontractors, consultants, representatives and agents.”

xxv.	Adding the following definition: “Software means the proprietary computer software programs, and related Software Documentation,

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listed on Exhibits A, B and C of the Licensing Agreement, excluding any Third Party Software that may be embedded therein.”

xxvi.	Adding the following definition: “Software Documentation means, with respect to any Software, the operating instructions and user, installation, set-up, configuration, training and support manuals for the Software or any part thereof, whether prepared by Seller or any Third Party, in any form or medium whatsoever.”

xxvii.	Adding the following definition: “Termination Assistance Period shall have the meaning set forth in Section 11.26.”

xxviii.	xxviii. Adding the following definition: “Termination Assistance Services shall have the meaning set forth in Section 11.23.”

xxix.	Adding the following definition: “Third Party Software means any software or program and related Software Documentation incorporated into or used separately or in connection with the Software, that is owned by a Third Party and licensed to Seller.”

xxx.	Adding the following definition: “Borrower means the borrower with respect to any Mortgage Loan.”
     (b) Section 2.01(a). The second sentence of Section 2.01(a) of the Servicing Agreement is amended by:
i.	Replacing the word “For” at the beginning of such sentence with the words “With respect to.”

ii.	Inserting the word “such” between the words “all” and “Mortgage” in clause (i) of such sentence.
     (c) Section 3.01(a). The second sentence of Section 3.01(a) of the Servicing Agreement is amended by replacing the last four words of such sentence (“any such Mortgage Loan”) with the words “any Mortgage Loan described in the preceding clause (i).”
     (d) Section 3.02(a). The second sentence of Section 3.02(a) of the Servicing Agreement is amended by deleting the word “Initial” in the first line thereof.
     (e) Section 3.02(b). The first sentence of Section 3.02(b) of the Servicing Agreement is amended by deleting the word “Initial” in the fourth line thereof
     (f) Section 4.01(e). Section 4.01(e) of the Servicing Agreement is amended by:
i.	Deleting the last two sentences thereof in their entirety.

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ii.	The second sentence is amended by (A) replacing the words “Prospectively, in the event that either party to this Agreement believes, in good faith,” with the words “The parties acknowledge,” and (B) deleting the words “, then such party shall provide written notice to the other of the purported change in the Applicable Requirements.”

iii.	The third sentence is amended by replacing the words “Thereafter, the” with the word “The” and replacing the words “the purported” with the word “this.”
     (g) Section 4.03. Section 4.03 of the Servicing Agreement is amended by:
i.	In paragraph (c), replacing the word “Losses” each time it appears with the word “losses.”

ii.	In paragraph (d), inserting the words “During the MLCC Interim Servicing Period,” at the very beginning of such paragraph.

iii.	In paragraph (e), inserting the words “, during the MLCC Interim Servicing Period’,” between the words “that” and “Seller” in the first line thereof.
     (h) Section 4.06(b). Section 4.06(b) of the Servicing Agreement is amended by inserting “(i)” before the beginning of the first sentence thereof.
     (i) Section 4.07. Section 4.07 of the Servicing Agreement is amended by inserting the words “(or Purchaser on behalf of Seller)” between the words “Seller” and “and” in the first line of the second paragraph thereof.
     (j) Section 4.09(a). Section 4.09(a) of the Servicing Agreement is amended by inserting the word “such” (i) between the words “each” and “Transfer” in the second sentence thereof and (ii) between the words “each” and “applicable” in the third sentence thereof.
     (k) Section 4.15. Section 4.15 of the Servicing Agreement is amended by:
i.	In paragraph (a), replacing the words “except a” with “other than any” in the first parenthetical in the first sentence thereof.

ii.	In paragraph (a), inserting the words “(other than any Cendant Mortgage Loan)” between the word “Loan” and “within” in the third sentence thereof.

iii.	In paragraph (a), inserting the word “such” between the words “any” and “Mortgage” in the fifth sentence thereof.

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iv.	In paragraph (a), inserting the word “such” between the words “each” and “original” in the last sentence thereof.

v.	In paragraph (c), inserting the words “(other than any Cendant Mortgage Loan)” between the words “Loan” and “Seller” in the first sentence thereof.

vi.	Adding at the end of such section the following text as subparagraph (g): “(g) For the avoidance of doubt, the parties hereto acknowledge and agree (i) that any obligations set forth in this Section 4.15 shall not apply with respect to any Mortgage Loan which is also a Cendant Mortgage Loan and (ii) that the payment holdback provisions of subparagraph (f) of this Section 4.15 shall not apply with respect to any Cendant Mortgage Loan.”
     (l) New Sections 4.36 – 4.40. The Servicing Agreement is amended by adding the following new sections, to be numbered 4.36 through 4.40:
Section 4.36 Work Policy. Personnel of either Party working on the premises of the other Party (excluding in the case of Purchaser, premises of Seller leased to Purchaser), and all other Personnel required by Law or government rules or regulations, shall comply with the safety, security and other regulations of the other Party generally applicable to its outside contractors and Personnel particular to each work location, including, where applicable, internal security department fingerprinting, photographing and screening processes. Personnel of a Party, when deemed appropriate by the other Party, will be issued visitor identification cards. Each such card will be surrendered by upon demand by the other Party or upon termination of this Agreement or completion of the relevant MLCC Services. Unless otherwise agreed by the Parties, Personnel of each Party will observe the working hours, working rules, and holiday schedules of the other Party while working on the other Party’s premises (excluding in the case of Purchaser, premises of Seller leased to Purchaser). Each Party shall advise the other Party immediately in the event that any Personnel with security access to any premises of the other Party (i) is no longer assigned to perform MLCC Services, or (ii) is no longer employed by such Party.
Section 4.37 Use of Hardware and Software. In the event that Purchaser shall be performing MLCC Services on behalf of Seller and any third party utilizing common hardware and/or Software, Seller shall have the right, on reasonable notice to Purchaser and at Seller’s sole cost and expense, to audit such hardware and Software to ensure segregation of MLCC Data from third party data adequate to prevent unauthorized disclosure of MLCC Data to third parties, and to ensure the security of MLCC Data in accordance with normal industry practices, provided that such audit shall not disrupt Purchaser’s ability to perform the MLCC Services.

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Section 4.38. Technical Architecture Standards. On notice thereof, Purchaser shall comply with all reasonable Seller information management technical architecture standards related to interfacing with Seller systems as identified and amended by Seller from time to time.
Section 4.39. Compliance with Policies. Purchaser shall, upon notice thereof by Seller, comply with all of Seller’s commercially reasonable policies and procedures regarding security and safeguarding of MLCC Data.
Section 4.40. Continuation of MLCC Services. Purchaser acknowledges that the provision of MLCC Services is critical to the business and operations of Seller. In the event of a fee dispute between Seller and Purchaser pursuant to which either Party in good faith believes it is entitled to withhold payment of the disputed amount or for which either Party in good faith believes payment is due, each Party shall continue to perform its obligations under the Ancillary Agreements, including continuing to pay undisputed amounts. Neither Party shall not under any circumstances suspend or disrupt, or seek any injunctive or other equitable relief for the purpose of suspending or disrupting, directly or indirectly, provision of the services to the other Party under the Ancillary Agreements or the normal business operations of the other Party.
     (m) New Article IV-A. The Servicing Agreement is amended by adding the following text as new Article IV-A, to be labeled “Mutual Representations:”
     “Each Party hereby represents and warrants to the other Party as follows:
Section 4A.01. Kickbacks. No employee, agent or representative of the other Party has been offered, shall be offered, has received, or shall receive, directly or indirectly, from such Party, any gratuities, merchandise, cash, services benefit, fee, commission, dividend, gift, or other inducements or consideration of any kind in connection with this Agreement.
Section 4A.02. Government Officials. No person employed by such Party in connection with the performance of its obligations under this Agreement is an official of the government of any foreign country, or of any agency thereof, and no part of any moneys or consideration paid to such Party hereunder shall accrue for the benefit of any such official.
Section 4A.03. No Relation. No individual who will receive specific compensation from such Party as a result of the execution of this Agreement is related to any public official or official of any issuer of municipal securities. For purposes of this Section, the term “official of an issuer of municipal securities” means any person who is an incumbent, candidate or successful candidate (a) for elective office of any issuer which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of a broker, dealer or municipal securities dealer for municipal securities business by such issuer, or (b) for any elective office of a state or of any political subdivision, which office has authority to appoint any official(s) of such issuer. The term “related” applies when a person is related by blood or marriage.”
     (n) Section 5.09(d)(iii). Section 5.09(d)(iii) of the Servicing Agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “or” in the second sentence thereof.

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     (o) Section 5.09(h). Section 5.09(h) of the Servicing Agreement is amended by:
i.	Inserting the words “(if not the Purchaser)” between the words “Originator” and “and” in the first sentence thereof.

ii.	Inserting the words “(other than Purchaser)” between the words “Originator” and “was” in the last sentence thereof.
     (p) Section 5.09(n). Section 5.09(n) of the Servicing Agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “and/or” in the first sentence thereof.
     (q) Section 5.09(t). Section 5.09(t) of the Servicing Agreement is amended by deleting the words “None of the Mortgage Loans are subject to bi-weekly payment plans, and the” in second to last sentence of such section and inserting the word “The” in lieu thereof.
     (r) Section 5.09(y). Section 5.09(y) of the Servicing agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “or” in the fourth line of the first sentence thereof.
     (s) Section 5.09(gg). Section 5.09(gg) of the Servicing Agreement is amended by inserting the words “which is not a Cendant Mortgage Loan” between the words “Loan” and “Seller” in the first line thereof.
     (t) Section 5.17. Section 5.17 of the Servicing Agreement is amended by inserting the words “(unless the Purchaser was the Originator)” between the words “Originators” and “or” in the third line thereof.
     (u) Section 5.18. Section 5.18 of the Servicing Agreement is amended by deleting the text of such section and replacing it with the following: “Notwithstanding anything to the contrary contained in this Agreement, no representation or warranty is made by the Seller at any time with respect to any Cendant Mortgage Loan to the extent such representation or warranty relates to any act or omission of Purchaser in connection with the origination of such Cendant Mortgage Loan.”
     (v) [Reserved.]
     (w) Section 8.06. Section 8.06 of the Servicing Agreement is amended by inserting the following after the last word in such section: “and except as set forth in Section 5.18.”
     (x) Section 9A.01. Section 9A.01(d) of the Servicing Agreement is amended by (i) deleting the words “grounds for Seller, in its sole discretion, to terminate (i) this Agreement pursuant to Section 11.23(vii) and (ii) any other Transaction Agreement(s)” and inserting the words “a Service Deficiency for purposes of Section 11.25” in lieu thereof and (ii) deleting the last sentence of paragraph (f) in its entirety.

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     (y) Section 10.01(f). Section 10.01(f) of the Servicing Agreement is amended by adding the words “(other than with respect to any Cendant Mortgage Loan)” between the words “Note” and “to.” .
     (z) Section 10.02(a)(ii). Section 10.02(a)(ii) of the Servicing Agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “or” in the third line of the first sentence thereof.
     (aa) Section 11.02(a). Section 11.02(a) of the Servicing Agreement is amended by adding the words “(including outside accountants)” between the words “accountants” and “and” in clause (ii) of the first sentence thereof.
     (bb) Section 11.05. Section 11.05 of the Servicing Agreement is amended by:
i.	Deleting the first sentence thereof and replacing it with the following: “Without Seller’s prior written consent, which consent may be withheld by Seller in its sole discretion, neither Purchaser nor any Affiliate of Purchaser shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services.”

ii.	Inserting the word “respective” between the words “their” and “Affiliates” in each of clauses (i) and (ii) of the last sentence of such section.
     (cc) Section 11.15. Section 11.15 of the Servicing Agreement is amended by deleting the text in such section and inserting the following: “This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.”
     (dd) Section 11.22. Section 11.22 of the Servicing Agreement is amended by deleting the text contained in such section and inserting the following: “This Agreement shall automatically expire and terminate upon the earlier of (i) December 31, 2010 and (ii) the date upon which the 2000 Origination Agreement is terminated in accordance with the terms thereof. If the 2000 Origination Agreement shall have been extended for an extension term, this Agreement shall be automatically extended for the same extension term without any action by the parties hereto.”
     (ee) Section 11.23. Section 11.23 of the Servicing Agreement is amended by:

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i.	Deleting the text contained in each of clauses (ii), (iv), (v) and (vi) in the first sentence of such section, and in each such clause, inserting the words “intentionally omitted” in lieu thereof.

ii.	Adding the following text at the end thereof: “Without limitation of the foregoing, if (A) a PHH Competitor Change of Control (as defined in the 2000 Origination Agreement) shall have occurred, then at any time after Seller shall have received notice of such PHH Competitor Change of Control, Seller may, by giving written notice thereof to Purchaser, terminate this Agreement as of a future date specified in such notice of termination; or (B) a PHH Change of Control (as defined in the 2000 Origination Agreement) (other than a PHH Competitor Change of Control) shall have occurred, then at any time within 30 days after the two year anniversary of such PHH Change of Control, Seller may, by giving written notice thereof to Purchaser, terminate this Agreement as of a future date specified in such notice of termination.”
     (ff) Section 11.24. Section 11.24 of the Servicing Agreement is amended by deleting the text contained in such section in its entirety and inserting the following in lieu thereof: “In the event of a default (that remains uncured after the expiration of the applicable cure period, if any) under any of (i) the Origination Assistance Agreement, (ii) the Loan Purchase and Sale Agreement, (iii) the Trademark Use Agreement, and/or (iv) the MLCC Portfolio Servicing Agreement, the non-defaulting party may, at its option, terminate this Agreement.”
     (gg) Section 11.25. Section 11.25 of the Servicing Agreement is amended by:
i.	Deleting the words “terminate this Agreement and any or all other Transaction Agreements” at the end of paragraph (b) and inserting “require Purchaser to solicit bids for a subservicer as provided in paragraph (d) below” in lieu thereof.

ii.	Deleting the words “terminate this Agreement as provided for in Section 11.25(b)” in the first line of paragraph (c) and inserting “solicit bids for a subservicer as provided in paragraph (d) below” and deleting the words “and termination” in the last sentence of such paragraph.”

iii.	Adding the following text as new paragraph (d):
” (d) In the event that Seller shall have the right to require Purchaser to solicit bids for a Subservicer as provided in (b) above, then Purchaser, upon Seller’s written demand, shall proceed as follows:
       (i) Purchaser shall prepare a request for proposal (“RFP”) for a Subservicer to assume Purchaser’s obligations relating to the Servicing Rights. Purchaser shall submit

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such RFP to Seller for review within [* * *] of Seller’s written demand that Purchaser solicit bids for a Subservicer. Purchaser shall incorporate Seller’s reasonably requested revisions to such RFP within [* * *] of Purchaser’s receipt of Seller’s requested revisions.
               (ii) Purchaser shall submit the final RFP to no less than three (3) residential Mortgage Loan servicers reasonably chosen by Seller.
               (iii) Purchaser shall select the bid requested by Seller.
               (iv) Purchaser shall pay the costs of the entity chosen by Seller as the Subservicer to assume Purchaser’s obligations relating to the Servicing Rights. If, however, the bid selected by Seller is the highest bid and such bid exceeds the second highest bid by [* * *], then Seller shall be responsible for the difference between the selected bid and [* * *] of the second highest bid.”
iv.	Relabeling current paragraph (d) as paragraph (e) and deleting the words “and the other Transaction Agreements” in such paragraph.
     (hh) New Section 11.27. The Servicing Agreement is hereby amended by adding the following new Section 11.27:
“Section 11.27 Termination Assistance. (a) Upon expiration or termination of all or part of the MLCC Services for any reason, Purchaser shall for a period of one (1) year (the “Termination Assistance Period”), upon Seller’s request and at Seller’s expense, continue to provide the MLCC Services that were provided prior thereto (“Termination Assistance Services”). In providing Termination Assistance Services, Purchaser shall provide such reasonable cooperation and technical assistance to Seller, or to a third-party service provider designated by Seller, as required to facilitate the transfer of the affected MLCC Services to Seller or such third-party service provider. The rights of Seller under this Section shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement is continued in force post-termination. Termination Assistance Services shall be provided for the same fees as prior to termination, and Purchaser shall use commercially reasonable efforts to perform the MLCC Services at the same service levels as prior to termination. MLCC hereby agrees to continue to provide the services or meet its obligations contemplated to be provided by it under this Agreement during the Termination Assistance Period in order to assist Purchaser in complying with this Section 11.26(a).
(b) If and to the extent requested by Seller, whether prior to, upon, or following any termination of this Agreement, Purchaser shall reasonably assist Seller in developing a plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The transition plan shall include descriptions of the MLCC Services, service levels, fees, documentation and access requirements that will promote an orderly transition of the MLCC Services.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c) For a period of six (6) months following the Termination Assistance Period, Purchaser shall: (i) answer all reasonable and pertinent verbal or written questions from Seller regarding the MLCC Services on an “as needed” basis: and (ii) deliver to Seller any remaining Seller-owned reports and documentation still in Purchaser’s possession.”
               (ii) The Servicing Agreement is amended by replacing, throughout the entire agreement, any reference to “the Origination Agreement” or any other similar reference to “Origination Agreement” that connotes the singular form of such definition, with “any Origination Agreement” or “the Origination Agreements” or “the applicable Origination Agreement” or any other similar reference that connotes the plural form of such definition, as the context may require.
          SECTION 2. Amendments to the Portfolio Agreement. The Portfolio Agreement is hereby amended as follows:
     (a) Section 1.01. Section 1.01 of the Portfolio Agreement is amended by:
i.	Deleting the definition of “Additional Collateral” and replacing it with the following: “Additional Collateral means with respect to any Mortgage 100 Loan or and Parent Power Mortgage Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100 Pledge Agreement or the Parent Power Guaranty and Security Agreement for Securities Account.”

ii.	Deleting the definition of “Cendant Mortgage Loan” and replacing it with the following: “Cendant Mortgage Loan means a Mortgage Loan originated by Purchaser pursuant to either (i) the 1997 Origination Agreement or (ii) the 2000 Origination Agreement.”

iii.	In the definition of “Mortgage Loan,” inserting the words “(or any Person on behalf of Owner)” between the words “Owner” and “originates” in the third line thereof.

iv.	In the definition of “Mortgage Loan Schedule,” inserting the words “(or any Person on behalf of Owner)” between the words “Owner” and “originates” in the fourth line thereof.

v.	Deleting the definition of “Origination Agreement” and replacing it with the following: “Origination Agreements means the 1997 Origination Agreement and the 2000 Origination Agreement.”

vi.	Adding the following definition: “1997 Origination Agreement means the Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997 between Seller and PHH Mortgage Services Corporation, as the same may be amended from time to time in accordance with the terms thereof.”

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vii.	Adding the following definition: “2000 Origination Agreement means the Origination Assistance Agreement dated as of December 15, 2000 between the Seller and the Purchaser, as the same may be amended from time to time in accordance with the terms thereof.”

viii.	Deleting the definition of “Permission Agreement” and replacing it with the following definition: “Permission Agreement means (i) from January 28, 2000 through January 1, 2001, the Permission Agreement dated as of January 28, 2000 between Seller and Purchaser and (ii) on and after January 2, 2001, the Trademark Use Agreement.”

ix.	Adding the following definition: “Trademark Use Agreement means the Trademark Use Agreement dated as of December 15, 2000 between Seller and Purchaser.”

x.	Deleting the definition of “Purchase and Sale Agreement” and replacing it with the following definition: “Purchase and Sale Agreements means the First Purchase and Sale Agreement and the Second Purchase and Sale Agreement.”

xi.	Adding the following definition: “First Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of January 28, 2000, between the Owner, as seller, and the Company, as purchaser.”

xii.	Adding the following definition: “Second Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of December 15, 2000, between the Owner, as seller, and the Company, as purchaser.”

xiii.	Adding the words “as amended from time to time in accordance with the terms thereof” to the end of the definition of “Securitized Loan Primary Servicing Agreement.”

xiv.	Adding the words “as amended from time to time in accordance with the terms thereof” to the end of the definition of “Subservicing Agreement.”

xv.	Deleting the definition of “Transaction Agreements” and replacing it with the following definition: “Transaction Agreements means this Agreement, the Permission Agreement, the First Purchae and Sale Agreement, the 2000 Origination Agreement, the Loan Purchase and Sale Agreement dated as of December 15, 2000 between Purchaser and Seller, and the Equity Access® and Omega Subservicing Agreement dated as of January 2, 2001 between

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Purchaser and Seller; provided, however, that the term “Transaction Agreements” shall not include any agreements which have been terminated in accordance with their respective terms.”

xvi.	In the definition of “Applicable Requirements,” (A) adding “collectively, (1)” between the words “reference” and “with” in the first line thereof, (B) replacing the first parenthetical in clause (b) with the following words “(including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Company by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA)”, (C) deleting the word “and” immediately prior to clause (f), and (D) adding the following to the end of such definition: “and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.”
     (b) Section 2.01(i). Section 2.01(i) of the Portfolio Agreement is amended by adding the following sentence at the end of such paragraph: “Notwithstanding the foregoing, the Company acknowledges and agrees that the Owner maintains agreements with document custodians selected by it from time to time, pursuant to which such custodians maintain Mortgage Loan files on behalf of the Owner. The Company agrees to cooperate with such custodians and request from such custodians the documents and Mortgage Files required by the Company which are maintained by such custodians (with a copy of such request sent to the Owner).
     (c) Section 2.04(a). Section 2.04(a) of the Portfolio Agreement is amended by adding the words “(including outside accountants)” between the words “accountants” and “supervisory” in the first line thereof.
     (d) [Reserved.]
     (e) Section 5.02(a)(i). Section 5.02(a)(i) of the Portfolio Agreement is amended by inserting the words “any custodian that maintains documents or Mortgage Files on behalf of the Owner,” between the words “Owner,” and “any” in the first line thereof.
     (f) Section 5.02(a)(ii). Section 5.02(a)(ii) of the Portfolio Agreement is amended by inserting after the end of the first sentence the following words: “The Company shall, as the Owner may request, either (A) enter into such agreements with the Owner, in which case the Owner’s rights and obligations thereunder shall be freely assignable and delegable to the Subsequent Purchaser without any further action or consent by the Company, or (B) enter into such agreement directly with the Subsequent Purchaser.”

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     (g) Section 5.02(a)(iii). Section 5.02(a)(iii) of the Portfolio Agreement is amended by inserting the words “for the benefit of the Subsequent Purchaser” after the words “Purchase and Sale Agreement” in the second line thereof.
     (h) Section 5.02(a). Section 5.02(a) of the Portfolio Agreement is amended by replacing the period at the end of subclause (vii) with a semicolon and adding the word “and” after such inserted semicolon.
     (i) Section 8.01. Section 8.01 of the Portfolio Agreement is amended by:
i.	Deleting the first sentence thereof and replacing it with the following: “Without Owner’s prior written consent, which consent may be withheld by Owner in its sole discretion, neither Company nor any Affiliate of Company shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services.”

ii.	Inserting the word “respective” between the words “their” and “Affiliates” in each of clauses (i) and (ii) of the last sentence of such section.
     (j) Section 10.01. Section 10.01 of the Portfolio Agreement is amended by deleting the text contained in clause (b) at the end of the first paragraph of such section and inserting in lieu thereof the words “as to the First Purchase and Sale Agreement, such agreement may be terminated as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (k) Section 10.02(b). Section 10.02(b) of the Portfolio Agreement is amended by deleting the words “any or all other Transaction Agreements” at the end of such section, and inserting the following in lieu thereof: “the First Purchase and Sale Agreement as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (l) Section 10.02(d). Section 10.02(d) of the Portfolio Agreement is amended by deleting the words “and the other Transaction Agreements.”
     (m) Section 15.02(a). Section 15.02(a) of the Portfolio Agreement is amended by adding the words “(including outside accountants)” between the words “accountants” and “and” in the second line thereof.
     (n) Section 15.13. Section 15.13 of the Portfolio Agreement is amended by deleting the text of such section in its entirety and replacing it with the following: “This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All

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actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.”
     (o) The Portfolio Agreement is amended by replacing, throughout the entire agreement, any reference to “the Origination Agreement” or any other similar reference to “Origination Agreement” that connotes the singular form of such definition, with “any Origination Agreement” or “the Origination Agreements” or “the applicable Origination Agreement” or any other similar reference that connotes the plural form of such definition, as the context may require.
     (p) The Portfolio Agreement is amended by replacing, throughout the entire agreement (except as set forth in Section 2(j) above), any reference to “the Purchase and Sale Agreement” or any other similar reference to “Purchase and Sale Agreement” that connotes the singular form of such definition, with “any Purchase and Sale Agreement” or “the Purchase and Sale Agreements” or “the applicable Purchase and Sale Agreement” or any other similar reference that connotes the plural form of such definition, as the context may require.
          SECTION 3. Amendments to the Sub-Servicing Agreement. The Sub-Servicing Agreement is hereby amended as follows:
     (a) Section 7.01. Section 7.01 of the Sub-Servicing Agreement is amended by:
i.	Deleting the first sentence thereof and replacing it with the following: “Without Servicer’s prior written consent, which consent may be withheld by Servicer in its sole discretion, neither Subservicer nor any Affiliate of Subservicer shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services.”

ii.	Inserting the word “respective” between the words “their” and “Affiliates” in each of clauses (i) and (ii) of the last sentence of such section.
     (b) Section 14.01. Section 14.01 of the Sub-Servicing Agreement is amended by (i) deleting the text “any other Transaction Agreement. (As” contained in the first sentence of such section and inserting in lieu thereof the word “as” and (ii) deleting the “)” at the end of the first sentence, as such first sentence has been amended by clause (i) of this Section 3(b).

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     (c) Section 14.02(b). Section 14.02(b) of the Sub-Servicing Agreement is amended by deleting the words “any or all other Transaction Agreements” at the end of such section, and inserting the following in lieu thereof: “the First Purchase and Sale Agreement as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (d) Section 14.02(d). Section 14.02(d) of the Sub-Servicing Agreement is amended by deleting the words “and the other Transaction Agreements.”
     (e) Section 17.14. Section 17.14 of the Sub-Servicing Agreement is amended by deleting the text of such section in its entirety and replacing it with the following: “This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.”
     (f) Section 1.01. Section 1.01 of the Sub-Servicing Agreement is amended by making the following changes in the definition of “Applicable Requirements”: (A) adding “collectively, (1)” between the words “reference” and “with” in the first line thereof, (B) replacing the first parenthetical in clause (b) with the following words “(including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Servicer by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA)”, (C) deleting the word “and” immediately prior to clause (f), and (D) adding the following to the end of such definition: “and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.”
          SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.
          SECTION 5. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any Terminated Agreement.
          SECTION 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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          SECTION 7. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 8. Miscellaneous. This Agreement may be modified or amended only be a writing signed by the parties hereto. This Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 9. Fees and Expenses. All costs and expenses incurred in connection with this Agreement, the termination of the Terminated Agreements or the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.
          SECTION 10. Ratification. Except as amended hereby, the Servicing Agreement and the Portfolio Agreement shall remain unmodified and in full force and effect, and are hereby ratified and confirmed.
          SECTION 11. Benefit and Binding Effect. The terms of this Agreement shall be effective as of the date hereof, upon signature of counterparts by all parties, and shall be binding upon and inure to the benefit of MLCC and Cendant and their respective successors and permitted assigns.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Kevin O’Hanlon
Name:
Title:

CENDANT MORTGAGE CORPORATION
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:
Name:
Title:

CENDANT MORTGAGE CORPORATION
By:	/s/ Joseph Sutter
	Name:	Joseph Sutter
	Title:	Senior Vice President

Execution Copy

AMENDMENT AGREEMENT NO. 2
(amending the Portfolio Servicing Agreement
dated as of January 28, 2000)
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
CENDANT MORTGAGE CORPORATION
Dated as of
October 27, 2004

AMENDMENT AGREEMENT NO. 2
(amending the Portfolio Servicing Agreement
dated as of January 28, 2000)
          AMENDMENT AGREEMENT NO. 2 (amending the Portfolio Servicing Agreement dated as of January 28, 2000), dated as of October 27, 2004 (this “Amendment Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“Cendant”).
          WHEREAS, MLCC and Cendant are parties to a Portfolio Servicing Agreement, dated as of January 28, 2000, as amended by the Amendment Agreement No. 1, dated as of January 2, 2001 (as amended, the “Portfolio Agreement”); and
          WHEREAS, each of MLCC and Cendant wishes to further amend the Portfolio Agreement in order to properly reflect the current relationship between the parties;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment Agreement, the parties hereto agree as follows:
          SECTION 1. Amendment to the Portfolio Agreement. Section 10.01 of the Portfolio Agreement is hereby amended by:
     (a) Deleting the text contained in clause (viii) of the first sentence of such section and inserting the words “intentionally omitted” in lieu thereof.
     (b) Adding the following text as the second full paragraph of such section: “Without limitation of the foregoing, if (A) a PHH Competitor Change of Control (as defined in the 2000 Origination Agreement) shall have occurred, then at any time after the Owner shall have received notice of such PHH Competitor Change of Control, the Owner may, by giving written notice thereof to the Company, terminate all the rights and obligations of the Company under (a) this Agreement as of a future date specified in such notice of termination, without paying the Company any termination fee, except as set forth in the following paragraph, and (b) as to the First Purchase and Sale Agreement, such agreement may be terminated as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein; or (B) a PHH Change of Control (as defined in the 2000 Origination Agreement) (other than a PHH Competitor Change of Control) shall have occurred, then at any time within 30 days after the two year anniversary of such PHH Change of Control, the Owner may, by giving written notice thereof to the Company, terminate all the rights and obligations of the Company under (a) this Agreement as of a future date specified in such notice of termination, without paying the Company any termination fee, except as set forth in the following paragraph, and (b) as to the First Purchase and Sale Agreement, such agreement may be terminated as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (c) The third paragraph (after adding the new second paragraph as provided above) of such Section 10.1 is amended by deleting the first sentence of such third paragraph and inserting in lieu thereof: “If Owner intends to terminate this Agreement due to a PHH Competitor Change of Control, a PHH Change of Control, or an Event of Default, as the case may be, the Owner shall provide written notice of such intention to Company within the applicable time frame stated herein.”
          SECTION 2. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 3. Headings. The descriptive headings contained in this Amendment Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 4. Counterparts. This Amendment Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 5. Ratification. Except as amended hereby, the Portfolio Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
          SECTION 6. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Portfolio Agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Lawrence P. Washington
	Name:	Lawrence P. Washington
	Title:	Chairman and President

CENDANT MORTGAGE CORPORATION
By:	/s/ Gregory A. Gentek
	Name:	Gregory A. Gentek
	Title:	Senior Vice President